Exhibit 99.1

HEARTLAND FINANCIAL USA, INC.

Consolidated Financial Statements

December 31, 2024 and 2023

(With Independent Auditors’ Report Thereon)

HEARTLAND FINANCIAL USA, INC.

Table of Contents

Page(s)
Independent Auditors’ Report	3-4
Consolidated Balance Sheets	5
Consolidated Statements of Income	6
Consolidated Statements of Comprehensive Income	7
Consolidated Statements of Changes in Equity	8
Consolidated Statements of Cash Flows	9-10
Notes to the Financial Statements	11-57

KPMG LLP 2500 Ruan Center 666 Grand Avenue Des Moines, IA 50309

Independent Auditors’ Report

Board of Directors

UMB Financial Corporation:

Opinion

We have audited the consolidated financial statements of Heartland Financial USA, Inc. and subsidiaries (the Company), which comprise the consolidated balance sheets as of December 31, 2024 and December 31, 2023, and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2024, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and December 31, 2023, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2024, in accordance with U.S. generally accepted accounting principles.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As discussed in Note 1 to the consolidated financial statements, subsequent to the date of the consolidated financial statements, on January 31, 2025, UMB Financial Corporation (UMB) acquired all of the outstanding stock of the Company. At that time, the Company merged with and into UMB, with UMB continuing as the surviving corporation. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with U.S. generally accepted accounting principles, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the consolidated financial statements are issued.

Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.

therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ KPMG LLP

Des Moines, Iowa

February 27, 2025

HEARTLAND FINANCIAL USA, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share data)

		As of December 31,
	Notes	2024	2023
ASSETS:
Cash and due from banks		$174,686	$275,554
Interest bearing deposits with other banks and other short-term investments		206,138	47,459

Cash and cash equivalents		380,824	323,013
Time deposits in other financial institutions		800	1,240
Securities:
Carried at fair value (cost of $3,979,633 at December 31, 2024, and cost of $5,100,344 at December 31, 2023)	2	3,560,358	4,646,891
Held to maturity, net of allowance for credit losses of $0 at both December 31, 2024, and December 31, 2023 (fair value of $797,324 at December 31, 2024, and $816,399 at December 31, 2023)	2	837,390	838,241
Other investments, at cost	2	67,890	91,277
Loans held for sale		—	5,071
Loans receivable:	3
Held to maturity		11,155,866	12,068,645
Allowance for credit losses	3, 4	(96,500)	(122,566)

Loans receivable, net		11,059,366	11,946,079
Premises, furniture and equipment, net	5	143,930	177,001
Premises, furniture and equipment held for sale		8,952	4,069
Other real estate, net		4,291	12,548
Goodwill	6	576,005	576,005
Core deposit intangibles, net	6	12,823	18,415
Servicing rights, net	6	—	—
Cash surrender value on life insurance		201,298	197,085
Other assets		436,490	574,772

TOTAL ASSETS		$17,290,417	$19,411,707

LIABILITIES AND EQUITY
LIABILITIES:
Deposits:	7
Demand		$3,773,753	$4,500,304
Savings		9,249,071	8,805,597
Time		1,613,792	2,895,813

Total deposits		14,636,616	16,201,714
Borrowings	8	73,819	622,255
Term debt	9	298,661	372,396
Accrued expenses and other liabilities		203,526	282,225

TOTAL LIABILITIES		$15,212,622	17,478,590

STOCKHOLDERS’ EQUITY:	14, 15
Preferred stock (par value $1 per share; authorized 188,500 shares at both December 31, 2024 and December 31, 2023; none issued or outstanding at both December 31, 2024, and December 31, 2023)		—	—
Series E Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock (par value $1 per share; 11,500 shares authorized at both December 31, 2024, and December 31, 2023; 11,500 shares issued and outstanding at both December 31, 2024, and December 31, 2023)		110,705	110,705
Common stock (par value $1 per share; 60,000,000 shares authorized at both December 31, 2024 and December 31, 2023; issued 42,901,273 shares at December 31, 2024, and 42,688,008 shares at December 31, 2023)		42,901	42,688
Capital surplus		1,102,084	1,090,740
Retained earnings		1,253,255	1,141,501
Accumulated other comprehensive loss		(431,150)	(452,517)

TOTAL STOCKHOLDERS’ EQUITY		2,077,795	1,933,117

TOTAL LIABILITIES AND EQUITY		$17,290,417	$19,411,707

See accompanying notes to consolidated financial statements.

HEARTLAND FINANCIAL USA, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data)

	Notes	For the Years Ended December 31,
		2024	2023	2022
INTEREST INCOME:
Interest and fees on loans	3	$764,516	$697,997	$477,970
Interest on securities:
Taxable		187,877	223,521	169,544
Nontaxable		23,179	25,268	24,006
Interest on federal funds sold		—	3	11
Interest on interest bearing deposits in other financial institutions		16,136	7,007	3,125

TOTAL INTEREST INCOME		991,708	953,796	674,656

INTEREST EXPENSE:
Interest on deposits	7	327,353	319,688	56,880
Interest on borrowings		28,820	10,311	2,717
Interest on term debt (includes $(705), $575, and $246 of interest (income) expense related to derivatives reclassified from accumulated other comprehensive income (loss) for the years ended December 31, 2024, 2023, and 2022, respectively)	9, 10	22,328	22,560	16,823

TOTAL INTEREST EXPENSE		378,501	352,559	76,420

NET INTEREST INCOME		613,207	601,237	598,236
Provision for credit losses	3, 4	53,436	21,707	15,370

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES		559,771	579,530	582,866

NONINTEREST INCOME:
Service charges and fees	18	67,253	74,024	68,031
Loan servicing income	6	456	1,561	2,741
Trust fees	18	21,213	20,715	22,570
Brokerage and insurance commissions	18	3,318	2,794	2,986
Capital markets fees		6,887	10,007	11,543
Securities losses, net (includes $(25,298), $(141,377), and $(1,892) of net security losses reclassified from accumulated other comprehensive income (loss) for the years ended December 31, 2024, 2023, and 2022, respectively)	2	(21,144)	(141,539)	(425)
Unrealized gain (loss) on equity securities, net	2	539	240	(622)
Net gains on sale of loans held for sale		104	3,880	9,032
Valuation adjustment on servicing rights	6	—	—	1,658
Income on bank owned life insurance		4,837	3,771	2,341
Other noninterest income		9,490	3,621	8,409

TOTAL NONINTEREST INCOME (LOSS)		92,953	(20,926)	128,264

NONINTEREST EXPENSES:
Salaries and employee benefits	12, 14	253,337	251,276	254,478
Occupancy	20	25,949	26,847	28,155
Furniture and equipment	5	8,674	11,599	12,499
Professional fees		67,457	58,667	58,606
FDIC insurance assessments		14,741	19,940	7,000
Advertising		7,050	8,347	6,221
Core deposit intangibles and customer relationship intangibles amortization	6	5,591	6,739	7,834
Other real estate and loan collection expenses		1,493	1,489	950
Gain on sales/valuations of assets, net		(25,171)	(77)	(1,047)
Acquisition, integration and restructuring costs		10,227	10,359	7,586
Partnership investment in tax credit projects		6,148	5,401	5,040
Other noninterest expenses		57,260	61,240	56,055

TOTAL NONINTEREST EXPENSES		432,756	461,827	443,377

INCOME BEFORE INCOME TAXES		219,968	96,777	267,753
Income taxes (includes $(3,828), $(43,560), and $(355) of income tax benefit reclassified from accumulated other comprehensive income (loss) for the years ended December 31, 2024, 2023, and 2022, respectively)	11	48,367	16,857	55,573

NET INCOME		171,601	79,920	212,180
Preferred dividends		(8,050)	(8,050)	(8,050)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS		$163,551	$71,870	$204,130

EARNINGS PER COMMON SHARE - BASIC	1	$3.81	$1.68	$4.80
EARNINGS PER COMMON SHARE - DILUTED	1	$3.79	$1.68	$4.79
CASH DIVIDENDS DECLARED PER COMMON SHARE		$1.20	$1.20	$1.09

See accompanying notes to consolidated financial statements.

HEARTLAND FINANCIAL USA, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Dollars in thousands)

	For the Years Ended December 31,
	2024	2023	2022
NET INCOME	$171,601	$79,920	$212,180
OTHER COMPREHENSIVE INCOME (LOSS)
Change in available for sale (“AFS”) securities:
Net change in unrealized gain (loss) on securities	8,880	46,755	(637,513)
Reclassification adjustment for net losses realized in net income	25,298	141,377	1,892
Reclassification adjustment for net (gains) losses on hedged AFS securities	(20,913)	20,913	—
Income tax (expense) benefit	(918)	(52,096)	158,049

Other comprehensive income (loss) on AFS securities	12,347	156,949	(477,572)

Change in securities held to maturity
Adjustment for securities transferred from AFS	—	—	(186,286)
Net amortization of unrealized losses on securities transferred from AFS	11,353	11,237	3,842
Income tax (expense) benefit	(1,809)	(2,633)	45,174

Other comprehensive income (loss) on held to maturity securities	9,544	8,604	(137,270)

Change in cash flow hedges:
Net change in unrealized gain on derivatives	—	1,952	500
Reclassification adjustment for net (gains) losses on derivatives realized in net income	(705)	575	246
Income tax benefit (expense)	181	(591)	(158)

Other comprehensive income on cash flow hedges	(524)	1,936	588

Other comprehensive income (loss)	21,367	167,489	(614,254)

TOTAL COMPREHENSIVE INCOME (LOSS)	$192,968	$247,409	$(402,074)

See accompanying notes to consolidated financial statements.

HEARTLAND FINANCIAL USA, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(Dollars in thousands, except per share data)

	Heartland Financial USA, Inc. Stockholders’ Equity
	Preferred Stock	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Equity
Balance at January 1, 2022	$110,705	$42,275	$1,071,956	$962,994	$(5,752)	$2,182,178
Comprehensive income (loss)				212,180	(614,254)	(402,074)
Cash dividends declared:
Preferred, $700.00 per share				(8,050)		(8,050)
Common, $1.09 per share				(46,199)		(46,199)
Issuance of 192,130 shares of common stock		192	846			1,038
Stock-based compensation			8,162			8,162

Balance at December 31, 2022	$110,705	$42,467	$1,080,964	$1,120,925	$(620,006)	$1,735,055

Balance at January 1, 2023	$110,705	$42,467	$1,080,964	$1,120,925	$(620,006)	$1,735,055
Comprehensive income				79,920	167,489	247,409
Cash dividends declared:
Preferred, $700.00 per share				(8,050)		(8,050)
Common, $1.20 per share				(51,294)		(51,294)
Issuance of 220,614 shares of common stock		221	327			548
Stock-based compensation			9,449			9,449

Balance at December 31, 2023	$110,705	$42,688	$1,090,740	$1,141,501	$(452,517)	$1,933,117

Balance at January 1, 2024	$110,705	$42,688	$1,090,740	$1,141,501	$(452,517)	$1,933,117
Comprehensive income				171,601	21,367	192,968
Cash dividends declared:
Preferred, $700.00 per share				(8,050)		(8,050)
Common, $1.20 per share				(51,797)		(51,797)
Issuance of 213,265 shares of common stock		213	690			903
Stock-based compensation			10,654			10,654

Balance at December 31, 2024	$110,705	$42,901	$1,102,084	$1,253,255	$(431,150)	$2,077,795

See accompanying notes to consolidated financial statements.

HEARTLAND FINANCIAL USA, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	For the Years Ended December 31,
	2024	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$171,601	$79,920	$212,180
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,586	20,385	24,479
Provision for credit losses	53,436	21,707	15,370
Net amortization of premium on securities	16,938	29,671	59,454
Provision (benefit) for deferred taxes	5,079	(9,196)	(3,887)
Securities losses, net	21,144	141,539	425
Unrealized (gain) loss on equity securities, net	(539)	(240)	622
Stock-based compensation	10,654	9,449	8,162
(Gain) loss on sales/valuations of assets, net	(25,171)	(77)	1,998
Loans originated for sale	—	(136,734)	(284,324)
Proceeds on sales of loans held for sale	5,175	160,705	308,294
Net gains on sales of loans held for sale	(104)	(3,856)	(7,607)
Decrease (increase) in accrued interest receivable	11,511	(11,294)	(17,530)
Decrease (increase) in prepaid expenses	5,262	(1,183)	(1,580)
(Decrease) increase in accrued interest payable	(31,788)	45,987	3,737
Capitalization of servicing rights	—	(24)	(1,425)
Valuation adjustment on servicing rights	—	—	(1,658)
Net excess tax (expense) benefit from stock-based compensation	(178)	(123)	131
Income from fair value hedge activity	3,654	(4,021)	—
Other, net	94,361	(62,303)	71,167

NET CASH PROVIDED BY OPERATING ACTIVITIES	358,621	280,312	388,008

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of time deposits in other financial institutions	(100)	—	—
Proceeds from the sale of securities available for sale	273,917	1,196,586	1,048,525
Proceeds from the sale of securities held to maturity	—	—	2,337
Proceeds from the sale, maturity of and principal paydowns on other investments	56,811	42,875	22,359
Proceeds from the maturity of and principal paydowns on securities available for sale	995,822	604,088	903,514
Proceeds from the maturity of and principal paydowns on securities held to maturity	12,406	2,427	6,082
Proceeds from the maturity of time deposits in other financial institutions	540	500	1,154
Purchase of securities available for sale	(208,240)	(337,667)	(2,226,881)
Purchase of other investments	(29,270)	(59,747)	(12,992)
Net decrease (increase) in loans	468,507	(661,445)	(1,506,338)
Purchase of bank owned life insurance policies	(324)	(320)	(283)
Proceeds from bank owned life insurance policies	—	—	966
Proceeds from sale of mortgage servicing rights	—	6,714	—
Capital expenditures and investments	(3,550)	(7,060)	(14,804)
Net cash expended in divestitures	(176,764)	—	(50,616)
Proceeds from sale of premises, furniture and equipment	3,274	9,254	10,872
Proceeds on sale of OREO and other repossessed assets	15,516	5,990	3,062

NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	1,408,545	802,195	(1,813,043)

HEARTLAND FINANCIAL USA, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	For the Years Ended December 31,
	2024	2023	2022
CASH FLOWS FROM FINANCING ACTIVITIES:
Net (decrease) increase in demand deposits	(594,814)	(1,201,036)	(206,366)
Net increase (decrease) in savings accounts	727,818	(1,188,794)	566,033
Net (decrease) increase in time deposit accounts	(1,166,229)	1,078,535	799,938
Net (decrease) increase in borrowings	(22,945)	(225,048)	194,520
Proceeds from Bank Term Funding Program advances	500,000	—	—
Repayment of Bank Term Funding Program advances	(500,000)	—	—
Proceeds from short term FHLB advances	643,309	1,295,488	286,000
Repayments of short term FHLB advances	(1,164,495)	(824,302)	(236,000)
Repayments of other borrowings	—	(740)	(228)
Repayment of subordinated notes	(75,000)	—	—
Proceeds from issuance of common stock	2,502	2,467	2,875
Dividends paid	(59,501)	(59,151)	(54,249)

NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	(1,709,355)	(1,122,581)	1,352,523

Net increase (decrease) in cash and cash equivalents	57,811	(40,074)	(72,512)
Cash and cash equivalents at beginning of year	323,013	363,087	435,599

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$380,824	$323,013	$363,087

Supplemental disclosures:
Cash paid for income/franchise taxes	$34,479	$48,624	$37,782
Cash paid for interest	411,334	306,572	72,683
Loans transferred to OREO	7,994	13,181	9,423
Transfer of premises from premises, furniture and equipment held for sale to premises, furniture and equipment, net	350	5,824	—
Transfer of premises from premises, furniture and equipment, net to premises, furniture and equipment held for sale	8,666	6,786	5,188
Securities transferred from available for sale to held to maturity	—	—	934,538
Dividends declared, not paid	2,551	2,205	2,013

See accompanying notes to consolidated financial statements.

HEARTLAND FINANCIAL USA, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

ONE

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations - Heartland Financial USA, Inc. (“HTLF”) is a bank holding company with locations in the West, Southwest and Midwest regions. The principal services of HTLF, which are provided through HTLF Bank, are FDIC-insured deposit accounts and related services, and loans to businesses and consumers. The loans consist primarily of commercial and industrial, owner-occupied commercial real estate, non-owner occupied commercial real estate, real estate construction, agricultural and agricultural real estate, residential real estate and consumer loans.

Principles of Presentation - The consolidated financial statements include the accounts of HTLF and its subsidiaries: HTLF Bank; DB&T Community Development Corp.; Heartland Community Development, Inc.; Heartland Financial USA, Inc. Insurance Services; Heartland Financial Statutory Trust IV; Heartland Financial Statutory Trust V; Heartland Financial Statutory Trust VI; Heartland Financial Statutory Trust VII; Morrill Statutory Trust I; Morrill Statutory Trust II; Sheboygan Statutory Trust I, CBNM Capital Trust I, Citywide Capital Trust III, Citywide Capital Trust IV, Citywide Capital Trust V, OCGI Statutory Trust III, OCGI Capital Trust IV, BVBC Capital Trust II, and BVBC Capital Trust III. All HTLF’s subsidiaries are wholly-owned as of December 31, 2024.

As of December 31, 2024, HTLF Bank and its respective bank brands listed below operated as divisions of HTLF Bank:

•	Arizona Bank & Trust

•	Bank of Blue Valley

•	Citywide Banks

•	Dubuque Bank & Trust

•	First Bank & Trust

•	Illinois Bank & Trust

•	Minnesota Bank & Trust

•	New Mexico Bank & Trust

•	Premier Valley Bank

•	Wisconsin Bank & Trust

The consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and prevailing practices within the banking industry. In preparing such financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the balance sheets and revenues and expenses for the years then ended. Actual results could differ significantly from those estimates. A material estimate that is particularly susceptible to significant change relates to the determination of the allowance for credit losses.

Business Combinations - HTLF applies the acquisition method of accounting in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Under the acquisition method, HTLF recognizes assets acquired, including identified intangible assets, and the liabilities assumed in acquisitions at fair value as of the acquisition date, with the acquisition-related transaction costs expensed in the period incurred. Determining the fair value of assets acquired and liabilities assumed often involves estimates based on third-party valuations, such as appraisals, or internal valuations based on discounted cash flow analyses or other valuation techniques that may include estimates of attrition, inflation, asset growth rates, discount rates, multiples of earnings or other relevant factors. In addition, the determination of the useful lives over which an intangible asset will be amortized is subjective.

Cash and Cash Equivalents - For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, interest bearing deposits held at the Federal Reserve Bank, federal funds sold to other banks and other short-term investments. Generally, federal funds are purchased and sold for one-day periods.

Trading Securities - Trading securities represent those securities HTLF intends to actively trade and are stated at fair value with changes in fair value reflected in noninterest income. HTLF had no trading securities at both December 31, 2024 and 2023.

Available for Sale (“AFS”) Debt Securities and Equity Securities - Available for sale securities consist of those securities not classified as held to maturity or trading, which management intends to hold for indefinite periods of time or that may be sold in response to changes in interest rates, prepayments or other similar factors. Available for sale securities are stated at fair value with any unrealized gain or loss, net of applicable income tax, reported as a separate component of stockholders’ equity. Security premiums and discounts are amortized/accreted using the interest method over the period from the purchase date to the expected maturity or call date of the related security.

HTLF reviews the investment securities portfolio at the security level on a quarterly basis for potential credit losses, which takes into consideration numerous factors, and the relative significance of any single factor can vary by security. Some factors HTLF may consider include changes in security ratings, the financial condition of the issuer, as well as security and industry-specific economic conditions. In addition, regarding debt securities, HTLF may also evaluate payment structure, whether there are defaulted payments or expected defaults, prepayment speeds and the value of any underlying collateral. For certain debt securities in unrealized loss positions, HTLF prepares cash flow analyses to compare the present value of cash flows expected to be collected from the security with the amortized cost basis of the security.

Realized securities gains or losses on securities sales (using a specific identification method) are included in securities losses, net in the consolidated statements of income.

Equity securities include Community Reinvestment Act funds with readily determinable fair values and are carried at fair value. Certain equity securities do not have readily determinable fair values, such as Federal Reserve Bank stock and Federal Home Loan Bank stock, which are held for debt and regulatory purposes and are carried at cost minus impairment, if any, plus or minus changes resulting from observable price changes for the identical or similar investment of the same issuer. HTLF did not record any impairment or other adjustments to the carrying amount of these investments during the years ended December 31, 2024, and December 31, 2023.

Allowance for Credit Losses on AFS Debt Securities - HTLF reviews the investment securities portfolio at the security level on a quarterly basis for potential credit losses, which takes into consideration numerous factors, and the relative significance of any single factor can vary by security. Some factors HTLF may consider include changes in security ratings, financial condition of the issuer, as well as security and industry-specific economic conditions. In addition, with regard to debt securities, HTLF may also evaluate payment structure, whether there are defaulted payments or expected defaults, prepayment speeds and the value of any underlying collateral. For certain debt securities in unrealized loss positions, HTLF prepares cash flow analyses to compare the present value of cash flows expected to be collected from the security with the amortized cost basis of the security.

The decline in fair value of an AFS debt security due to credit loss results in recording an allowance for credit losses to the extent the fair value is less than the amortized cost basis. Declines in fair value that have not been recorded through an allowance for credit losses, such as declines due to changes in market interest rates, are recorded through other comprehensive income, net of applicable taxes. Although these evaluations involve judgment, an unrealized loss in the fair value of a debt security is generally considered to not be related to credit when the fair value of the security is below the carrying value primarily due to changes in risk-free interest rates, there has not been significant deterioration in the financial condition of the issuer, and HTLF does not intend to sell nor does it believe it will be required to sell the security before the recovery of its cost basis. HTLF had no allowance for credit losses on AFS debt securities recorded at December 31, 2024, and December 31, 2023.

Securities Held to Maturity - Securities which HTLF has the ability and positive intent to hold to maturity are classified as held to maturity. Such securities are stated at amortized cost, adjusted for premiums and discounts that are amortized/accreted using the interest method over the period from the purchase date to the expected maturity or call date of the related security.

Allowance for Credit Losses on Held to Maturity Debt Securities - HTLF measures expected credit losses on held to maturity debt securities on a collective basis based on security type. The estimate of expected credit losses considers historical credit information that is adjusted for current conditions and supportable forecasts. HTLF’s held to maturity debt securities consist primarily of investment grade obligations of states and political subdivisions. The forecast and forecast period used in the calculation of the allowance for credit losses for loans is used in calculating the allowance for credit losses on held to maturity debt securities. HTLF had no allowance for credit losses on held to maturity debt securities recorded at both December 31, 2024, and December 31, 2023.

Loans Held to Maturity - Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at amortized cost, which is the principal amount outstanding, net of cumulative charge-offs, unamortized net deferred loan origination fees and costs and unamortized premiums or discounts on purchased loans. HTLF has a loan policy which establishes the credit risk appetite, lending standards and underwriting criteria designed so that HTLF may extend credit in a prudent and sound manner. The HTLF loan policy is reviewed and approved on a regular basis. A reporting system supplements the review process by providing management and the board with frequent reports related to loan production, loan quality, concentrations of credit, loan delinquencies and nonperforming loans and potential problem loans.

HTLF originates commercial and industrial loans and owner occupied commercial real estate loans for a wide variety of business purposes, including lines of credit for capital and operating purposes and term loans for real estate and equipment purchases. Non-owner occupied commercial real estate loans provide financing for various non-owner occupied or income producing properties. Real estate construction loans are generally short-term or interim loans that provide financing for acquiring or developing commercial income properties, multi-family projects or single-family residential homes. Agricultural and agricultural real estate loans provide financing for capital improvements and farm operations, as well as livestock and machinery purchases. Residential real estate loans are originated for the purchase or refinancing of single-family residential properties. Consumer loans include loans for motor vehicles, home improvement, home equity and personal lines of credit.

Loans are considered past due if the required principal and interest payments have not been received as of the date such payments were due. HTLF’s policy is to discontinue the accrual of interest income on any loan when, in the opinion of management, there is a reasonable doubt as to the timely collection of the interest and principal, normally when a loan is 90 days past due. When interest accruals are deemed uncollectible, interest credited to income in the current year is reversed and interest accrued in prior years is charged to the allowance for credit losses. A loan can be restored to accrual status if the borrower has resumed paying the full amount of the scheduled contractual interest and principal payments on the loan, and (1) all principal and interest amounts contractually due (including arrearages) are reasonably assured of repayment within a reasonable period of time, and (2) there is a sustained period of repayment performance (generally a minimum of six months) by the borrower in accordance with the scheduled contractual terms.

Allowance for Credit Losses for Loans - The allowance for credit losses is a valuation account that is deducted from the loans held to maturity amortized cost basis to present the net amount expected to be collected on the loans. Loans are charged-off against the allowance when management believes the loan balance is deemed to be uncollectible. Provisions for credit losses for loans and recoveries on loans previously charged-off by HTLF are added back to the allowance.

HTLF’s allowance model is designed to consider the current contractual term of the loan, defined as starting as of the most recent renewal date and ending at maturity date.

Management’s estimation of expected credit losses is based on relevant information about past events, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amounts, including expected defaults and prepayments. Historical loss experience is generally the starting point for estimating expected credit losses. Adjustments are made to historical loss experience to reflect differences in asset-specific risk characteristics, such as underwriting standards, portfolio mix or asset terms and differences in economic conditions, both current conditions and reasonable and supportable forecasts. If HTLF is not able to make or obtain reasonable and supportable forecasts for the entire life of the financial asset, it is required to estimate expected credit losses for the remaining life using an approach that reverts to historical credit loss information. The components of the allowance for credit losses are described more specifically below.

Quantitative Factors

The quantitative component of the allowance for credit losses is measured using historical loss experience using a look back period, currently over the most recent 16 years, on a pool basis for loans with similar risk characteristics. HTLF utilizes third-party software to calculate the expected credit losses using two separate methodologies. For certain commercial and agricultural loans, the expected credit losses are calculated through a transition matrix model derived probability of default and loss given default methodology. The transition matrix model determines the life of loan probability of default using the historical transitions of loans between risk ratings and through default. The probability of default and loss given default methodology has been developed using HTLF’s historical loss experience over the look back period. For smaller commercial and agricultural loans, residential real estate loans and consumer loans, a lifetime average historical loss rate is established for each pool of loans based upon an average loss rate calculated using HTLF historical loss experience over the look back period.

The risks in the commercial and industrial loan portfolio include the unpredictability of the cash flow of the borrowers and the variability in the value of the collateral securing the loans. Owner occupied commercial real estate loans depend upon the cash flow of the borrowers and the collateral value of the real estate. Non-owner occupied commercial real estate loans typically depend, in large part, on sufficient income from the properties securing the loans to cover the operating expenses and debt service. Real estate construction loans involve additional risks because funds are advanced based upon estimates of costs and the estimated value of the completed project. Additionally, real estate construction loans have a greater risk of default in a weaker economy because the source of repayment relies on the successful and timely completion of the project. Agricultural and agricultural real estate loans depend upon the profitable operation or management of the farm property securing the loan. Loans secured by farm equipment, livestock or crops may not provide an adequate source of repayment because of damage or depreciation. Residential real estate loans depend upon the borrower’s ability to repay the loan and the underlying collateral value. Consumer loans depend upon the borrower’s personal financial circumstances and continued financial stability.

If a loan no longer shares similar risk characteristics with other loans in the pool, it is evaluated on an individual basis and is not included in the collective evaluation. Lending relationships with $500,000 or more of total exposure and on nonaccrual status are individually assessed using a collateral dependency calculation. A loan is collateral-dependent when the debtor is experiencing financial difficulty and repayment is expected to be provided substantially through the sale or operation of the collateral. The impairment will be recognized by creating a specific reserve against the loan with a corresponding charge to provision expense. In most cases, the specific reserve will be charged off in the same quarter the loss is probable. In some cases, when HTLF believes certain loans do not share the same risk characteristics with other loans in the pool, the standard allows for these loans to be individually assessed. All individually assessed loan calculations are completed at least semi-annually.

Qualitative Factors

HTLF’s allowance methodology also has a qualitative component, the purpose of which is to provide management with a means to take into consideration changes in current conditions that could potentially have an effect on the level of recognized loan losses, that otherwise fail to show up in the quantitative analysis performed in determining its base loan loss rates.

HTLF utilizes the following qualitative factors:

•	changes in lending policies and procedures

•	changes in the nature of loans

•	experience and ability of management

•	changes in the credit quality of the loan portfolio

•	risk in acquired portfolios

•	concentrations of credit

The qualitative factors for changes in lending policies and procedures, management and acquired portfolios are weighted as one factor. The other qualitative factors noted above are equally weighted as individual factors.

The qualitative adjustments are based on the comparison of the current condition to the average condition over the look back period. The adjustment amount can be either positive or negative depending on whether the current condition is better or worse than the historical average. HTLF incorporates the adjustments for changes in current conditions using an overlay approach. The adjustments are applied as a percentage adjustment in addition to the calculated historical loss rates of each pool. These adjustments reflect the extent to which HTLF expects current conditions to differ from the conditions that existed for the period over which historical information was evaluated. HTLF utilizes an anchoring approach to determine the minimum and maximum amount of qualitative allowance for credit losses, which is determined by comparing the highest and lowest historical rate to the current quantitative allowance rate to calculate the rate for the adjustment.

Economic Forecasting

The allowance for credit losses estimate incorporates a reasonable and supportable forecast of various macro-economic indices over the remaining life of HTLF’s assets. HTLF utilizes an overlay approach for its economic forecasting component, similar to the method utilized for the qualitative factors. The length of the reasonable and supportable forecast period is a judgmental determination based on the level to which the entity can support its forecast of economic conditions that drive its estimate of expected loss. HTLF compares forecasted macro-economic indices, such as unemployment and gross domestic product, to the economic conditions that existed over HTLF’s look back period.

HTLF uses Moody’s baseline economic forecast scenario, which is updated quarterly in HTLF’s methodology, and considers other Moody’s forecast scenarios to support the economic forecast component of the allowance for credit losses. The economic forecast reverts to the historical mean immediately at the end of the reasonable and supportable forecast period. HTLF utilized a one-year reasonable and supportable forecast period for the calculation of the December 31, 2024, and December 31, 2023, allowance for credit losses.

It is expected that actual economic conditions will, in many cases, differ from forecasts because the ultimate outcomes during the forecast period may be affected by events that were unforeseen, such as economic disruption and fiscal or monetary policy actions, which are exacerbated by longer forecasting periods. This uncertainty would be relevant to the entity’s confidence level as to the outcomes being forecasted. That is, an entity is likely less confident in the ultimate outcome of events that will occur at the end of the forecast period as compared to the beginning. As a result, actual future economic conditions may not be an effective indicator of the quality of management’s forecasting process, including the length of the forecast period.

Financial Difficulty Modifications - Any loans that are modified are reviewed by HTLF to identify if a financial difficulty modification has occurred, which is when HTLF modifies a loan related to a borrower experiencing financial difficulties. Terms may be modified to fit the ability of the borrower to repay in line with its current financial status. The modification of the terms of such loans includes one or a combination of the following: a reduction of the stated interest rate of the loan, an extension of the maturity date, a permanent reduction of the recorded investment of the loan, or an other-than-insignificant payment delay. The adoption of ASU 2022-02 on January 1, 2023 eliminated the recognition and measurement of TDRs and enhanced disclosures for modifications to loans related to borrowers experiencing financial difficulties. See Note Three to the consolidated financial statements for additional detail regarding the adoption of ASU 2022-02.

Loans Held for Sale - Loans held for sale are stated at the lower of cost or fair value on an aggregate basis. Gains or losses on sales are recorded in noninterest income. Direct loan origination costs and fees are deferred at origination of the loan. These deferred costs and fees are recognized in noninterest income as part of the gain or loss on sales of loans upon sale of the loan.

At December 31 2023, loans held for sale primarily consisted of 1-4 family residential mortgages.

Allowance for Credit Losses on Unfunded Loan Commitments - HTLF estimates expected credit losses over the contractual term of the loan for the unfunded portion of the loan commitment that is not unconditionally cancellable by HTLF using the same collective allowance methodology for credit losses for loans described above. Management uses an estimated average utilization rate to determine the exposure at default. The allowance for unfunded commitments is recorded in the accrued expenses and other liabilities section of the consolidated balance sheets.

Mortgage Servicing and Transfers of Financial Assets - Prior to dissolving its mortgage operations in 2023, HTLF regularly sold residential mortgage loans to others, primarily government sponsored entities, on a non-recourse basis. Sold loans are not included in the accompanying consolidated balance sheets. HTLF generally retained the right to service the sold loans for a fee prior to the sale of its mortgage servicing rights portfolio in the first quarter of 2023.

Premises, Furniture and Equipment, Net - Premises, furniture and equipment are stated at cost less accumulated depreciation. The provision for depreciation of premises, furniture and equipment is determined by straight-line and accelerated methods over the estimated useful lives of 18 to 39 years for buildings, 15 years for land improvements and 3 to 7 years for furniture and equipment.

Premises, Furniture and Equipment Held for Sale - Premises, furniture and equipment are stated at the estimated fair value less disposal costs. Subsequent write-downs and gains or losses on the sales are recorded to gain on sales/valuation of assets, net.

Other Real Estate - Other real estate represents property acquired through foreclosures and settlements of loans. Property acquired is recorded at the estimated fair value of the property less disposal costs. The excess of carrying value over fair value less disposal costs is charged against the allowance for credit losses. Subsequent write downs estimated on the basis of later valuations and gains or losses on sales are charged to gain on sales/valuation of assets, net. Expenses incurred in maintaining such properties are charged to other real estate and loan collection expenses.

Goodwill - Goodwill represents the excess of the purchase price of acquired subsidiaries’ net assets over their fair value at the purchase date. HTLF assesses goodwill for impairment annually, and more frequently if events occur which may indicate possible impairment, and assesses goodwill at the reporting unit level, also giving consideration to overall enterprise value as part of that assessment.

In evaluating goodwill for impairment, HTLF first assesses qualitative factors to determine whether it is more likely than not (that is, a likelihood of more than 50%) that the fair value of a reporting unit is less than its carrying amount. If HTLF concludes that it is more likely than not that the fair value of a reporting unit is more than its carrying value, then no further testing of goodwill assigned to the reporting unit is required. However, if HTLF concludes that it is more likely than not that the fair value of a reporting unit is less than its carrying value, then HTLF performs a quantitative goodwill impairment test to identify potential goodwill impairment and measure the amount of goodwill impairment to recognize, if any. In addition, the income tax effects of tax-deductible goodwill on the carrying amount of the reporting unit should be considered when measuring the goodwill impairment loss, if applicable. A goodwill impairment charge is recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized cannot exceed the total amount of goodwill allocated to that reporting unit.

Core Deposit Intangibles, Net - Core deposit intangibles are amortized over 8 to 18 years on an accelerated basis. Annually, HTLF reviews these intangible assets for events or circumstances that may indicate a change in the recoverability of the underlying basis.

Servicing Rights, Net - Mortgage and commercial servicing rights associated with loans originated and sold, where servicing is retained, are initially capitalized at fair value and recorded on the consolidated statements of income as a component of gains on sale of loans held for sale. The values of these capitalized servicing rights are amortized as an offset to the loan servicing income earned in relation to the servicing revenue expected to be earned.

First Bank & Trust, a division of HTLF Bank, sold its mortgage servicing portfolio in the first quarter of 2023, and the value of the mortgage servicing rights was derecognized on the consolidated balance sheets. In prior periods, the carrying values of these rights were reviewed quarterly for impairment based on the calculation of their fair value as performed by an outside third-party. For purposes of measuring impairment, the rights were stratified into certain risk characteristics including loan type and loan term.

Cash Surrender Value on Life Insurance - HTLF and its subsidiaries have purchased life insurance policies on the lives of certain officers. The one-time premiums paid for the policies, which coincide with the initial cash surrender value, are recorded as an asset. Increases or decreases in the cash surrender value, other than proceeds from death benefits, are recorded as noninterest income in income on bank owned life insurance. Proceeds from death benefits first reduce the cash surrender value attributable to the individual policy and then any additional proceeds are recorded in other noninterest income.

Income Taxes - HTLF and its subsidiaries file a consolidated federal income tax return and separate or combined income or franchise tax returns as required by the various states. HTLF recognizes certain income and expenses in different time periods for financial reporting and income tax purposes. The provision for deferred income taxes is based on an asset and liability approach and represents the change in deferred income tax accounts during the year, including the effect of enacted tax rate changes. A valuation allowance is provided to reduce deferred tax assets if their expected realization is deemed not to be more likely than not.

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. HTLF recognizes interest and penalties related to income tax matters in income tax expense.

Derivative Financial Instruments - HTLF uses derivative financial instruments as part of its interest rate risk management, which includes interest rate swaps, certain interest rate lock commitments and forward sales of securities related to mortgage banking activities. FASB ASC Topic 815 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. As required by ASC 815, HTLF records all derivatives on the consolidated balance sheets at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative and the resulting designation. Derivatives used to hedge the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives used to manage the exposure to changes in the fair value of a recognized asset or liability on the consolidated balance sheets are fair value hedges. To qualify for hedge accounting, HTLF must comply with the detailed rules and documentation requirements at the inception of the hedge, and hedge effectiveness is assessed at inception and periodically throughout the life of each hedging relationship. Hedge ineffectiveness, if any, is measured periodically throughout the life of the hedging relationship.

For derivatives designated as cash flow hedges, the effective portion of changes in the fair value of the derivative is initially reported in other comprehensive income (loss) and subsequently reclassified to interest income or expense when the hedged transaction affects earnings, while the ineffective portion of changes in the fair value of the derivative, if any, is recognized immediately in other noninterest income. HTLF assesses the effectiveness of each hedging relationship by comparing the cumulative changes in cash flows of the derivative hedging instrument with the cumulative changes in cash flows of the designated hedged item or transaction. No component of the change in the fair value of the hedging instrument is excluded from the assessment of hedge effectiveness. In the first quarter of 2023 HTLF terminated its cash flow hedges. It was determined that the forecasted transactions remain probable, so the unrealized gains at termination were kept in accumulated comprehensive income and are being amortized into income over the remaining life of the forecasted transaction.

HTLF had multiple fair value hedging relationships at December 31, 2023. HTLF uses hedge accounting in accordance with ASC 815. For hedges where the fair value change in the loan portfolio is being hedged, unrealized gains and losses representing the change in fair value of the derivative and the change in fair value of the risk being hedged on the related loan are being recorded in the consolidated statements of income. The ineffective portions of the unrealized gains or losses, if any, are recorded in interest income in the consolidated statements of income. For hedges where the fair value change in the investment portfolio are being hedged, the change in the fair value of the derivative and the change in the fair value of the risk being hedged on the related investments is being recorded in interest income on the consolidated statements of income. The ineffective portions of the unrealized gains or losses, if any, are recorded in interest income in the consolidated statements of income. HTLF uses statistical regression to assess hedge effectiveness, both at the inception of the hedge as well as on a continual basis. The regression analysis involves regressing the periodic change in fair value of the hedging instrument against the periodic changes in the fair value of the asset being hedged due to changes in the hedge risk. In the fourth quarter of 2024, HTLF terminated the interest rate swaps designated as fair value hedges which were primarily designed to provide protection against unrealized securities losses. Additionally in the fourth quarter of 2024, HTLF terminated the interest rate swaps designated as fair value hedges which were used to convert certain long-term fixed rate loans to floating rates to hedge interest rate risk exposure The net fair value basis will be amortized over the remaining life of the underlying assets.

HTLF also has loan interest rate swap relationships with customers to assist them in managing their interest rate risk. Upon entering into these loan swaps HTLF enters into offsetting positions with counterparties in order to minimize interest rate risk to HTLF. These back-to-back loan swaps qualify as free standing financial derivatives with the fair values reported in other assets and other liabilities on the consolidated balance sheets. Any gains and losses on these back-to-back swaps are recorded in noninterest income on the consolidated statements of income.

HTLF does not use derivatives for speculative purposes. Derivatives not designated as hedges are not speculative and are used to manage HTLF’s exposure to interest rate movements and other identified risks, but do not meet the strict hedge accounting requirements of ASC 815.

Mortgage Derivatives - HTLF uses interest rate lock commitments to originate residential mortgage loans held for sale and forward commitments to sell residential mortgage loans and mortgage-backed securities. These commitments are considered derivative instruments. The fair value of these commitments is recorded on the consolidated balance sheets with the changes in fair value recorded in the consolidated statements of income as a component of gains on sale of loans held for sale. These derivative contracts are designated as free-standing derivative contracts and are not designated against specific assets and liabilities on the consolidated balance sheets or forecasted transactions and therefore do not qualify for hedge accounting treatment.

Fair Value Measurements - Fair value represents the estimated price at which an orderly transaction to sell an asset or transfer a liability would take place between market participants at the measurement date under current market conditions (i.e., an exit price concept). Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using discounted cash flow or other valuation techniques. Inputs into the valuation methods are subjective in nature, involve uncertainties, and require judgment and therefore cannot be determined with precision. Accordingly, the derived fair value estimates presented herein are not necessarily indicative of the amounts HTLF could realize in a current market exchange. Assets and liabilities are categorized into three levels based on the markets in which the assets and liabilities are traded, and the reliability of the assumptions used to determine the fair value. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy in which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. HTLF’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability. Below is a brief description of each fair value level:

Level 1 — Valuation is based upon quoted prices for identical instruments in active markets.

Level 2 — Valuation is based upon quoted prices for similar instruments in active markets, or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.

Level 3 — Valuation is generated from model-based techniques that use at least one significant assumption not observable in the market. These unobservable assumptions reflect estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow models and similar techniques.

Treasury Stock - Treasury stock is accounted for by the cost method, whereby shares of common stock reacquired are recorded at their purchase price. When treasury stock is reissued, any difference between the sales proceeds, or fair value when issued for business combinations, and the cost is recognized as a charge or credit to capital surplus. HTLF had no treasury stock at December 31, 2024 and December 31, 2023.

Trust Department Assets - Property held for customers in fiduciary or agency capacities is not included in the accompanying consolidated balance sheets because such items are not assets of HTLF Bank.

Earnings Per Share - Basic earnings per share is determined using net income available to common stockholders and weighted average common shares outstanding. Diluted earnings per share is computed by dividing net income available to common stockholders by the weighted average common shares and assumed incremental common shares issued. Amounts used in the determination of basic and diluted earnings per share for the years ended December 31, 2024, 2023 and 2022, are shown in the table below, dollars and number of shares in thousands, except per share data:

	2024	2023	2022
Net income attributable to HTLF	$171,601	$79,920	$212,180
Preferred dividends	(8,050)	(8,050)	(8,050)

Net income available to common stockholders	$163,551	$71,870	$204,130

Weighted average common shares outstanding for basic earnings per share	42,942	42,701	42,496
Assumed incremental common shares issued upon vesting of restricted stock units	207	91	135

Weighted average common shares for diluted earnings per share	43,149	42,792	42,631

Earnings per common share — basic	$3.81	$1.68	$4.80
Earnings per common share — diluted	$3.79	$1.68	$4.79
Number of antidilutive stock units excluded from diluted earnings per share computation	—	112	5
Number of antidilutive stock options excluded from diluted earnings per share computation	53	60	5

Subsequent Events - HTLF has evaluated subsequent events that may require recognition or disclosure through the filing date of this Annual Report on Form 10-K with the SEC.

On April 28, 2024, HTLF entered into an Agreement and Plan of Merger with UMB Financial Corporation, a Missouri corporation (“UMB”) and Blue Sky Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of UMB. The Merger Agreement was unanimously approved by the Board of Directors of each of HTLF and UMB.

On January 31, 2025, UMB acquired all of the outstanding stock of HTLF, in an all-stock transaction, issuing a total of 23.6 million shares of UMB’s common stock and 4.6 million shares of UMB’s 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A (UMB’s preferred stock). Pursuant to the merger agreement, (i) HTLF merged with and into UMB, with UMB continuing as the surviving corporation and (ii) one day after the closing date of the acquisition of HTLF by UMB, HTLF Bank, HTLF’s wholly owned bank subsidiary, a Colorado-chartered non-member bank, merged with and into UMB Bank, National Association, UMB’s national bank subsidiary, with UMB Bank, National Association, continuing as the surviving bank.

Total consideration for the acquisition was $2.93 billion, consisting of UMB’s common stock valued at $2.82 billion (based on UMB’s common stock price of $117.90) and UMB’s preferred stock valued at $115.2 million (based on UMB’s closing preferred stock price of $25.05). Each HTLF common stock share was converted into 0.55 shares of UMB’s common stock. Each HTLF preferred stock share was converted into a share of UMB’s preferred stock. Acquisition-related costs of $8.1 million for the year ending December 31, 2024, were recognized in HTLF’s Consolidated Statements of Income.

Subsequent to December 31, 2024, HTLF sold $1.23 billion of investments with security losses of $205.1 million. In addition, HTLF sold government guaranteed loans with an amortized cost basis of $367.3 million at a loss of $29.2 million.

Effect of New Financial Accounting Standards

ASU 2023-02

In March 2023, the FASB issued ASU 2023-02 “Investments-Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Tax Credit Structures Using the Proportional Amortization Method (a consensus of the Emerging Issues Task Force).” ASU 2023-02 expands the permitted use of the proportional amortization method, which is currently only available to low-income housing tax credit investments, to other tax equity investments if certain conditions are met. Under the proportional amortization method, the initial cost of an investment is amortized in proportion to the income tax benefits received and both the amortization of the investment and the income tax benefits received are recognized as a component of income tax expense. This ASU was effective on January 1, 2024. HTLF has elected to use the proportional amortization method for investments in low-income housing projects. The amendments in this ASU do not have a material impact on the results of operations or financial position.

ASU 2023-06

In October 2023, the FASB issued ASU 2023-06, “Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative.” The amendments in this Update modify the disclosure or presentation requirements of a variety of Topics in the Codification. Certain of the amendments represent clarifications to, or technical corrections of, the current requirements. Each amendment in the ASU will only become effective if the SEC removes the related disclosure or presentation requirement from its existing regulations by June 30, 2027. The amendments in this ASU are not expected to have a material impact on the results of operations or financial position.

ASU 2023-09

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures.” The amendments in this Update require qualitative disclosure about specific categories of reconciling items and individual jurisdictions that result in a significant difference between the statutory tax rate and the effective tax rate. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The amendments should be applied on a prospective basis, but retrospective application is permitted. HTLF is currently evaluating the impact of the standard and does not anticipate it will have a significant impact on the results of operations, financial position, or liquidity.

Qualified Affordable Housing Investments

HTLF uses the proportional amortization method for investments in low-income housing projects. HTLF’s net investments in low-income housing projects were $5.0 million and $5.9 million as of December 31, 2024, and December 31, 2023, respectively, and are included in other assets in the consolidated balance sheets.

With respect to HTLF’s investment in low-income housing projects for the twelve months ended December 31, 2024, we recognized income tax credits and other income tax benefits of $1.0 million and $131,000, respectively. The total income tax benefits of $1.2 million are partially offset in the “income taxes” item in the consolidated statements of income by $939,000 of investment amortization recognized, for a net income tax benefit of $219,000. The cash flows related to the total income tax benefits are presented in the following line items in the consolidated statement of cash flows:

•	$219,000 Net Income Tax Benefit, in the “Net income” line item in operating activities;

•	$939,000 Investment Amortization, in the “Other, net” line item, which is an adjustment to reconcile net income to cash from operating activities;

•	$1.0 million Tax Credits, in the “Other, net” line item, which is also an adjustment to reconcile net income to cash from operating activities; and

•	$131,000 Other Tax Benefits Recognized, in the “Other, net” line item, which is also an adjustment to reconcile net income to cash from operating activities.

There was no non-income-tax-related activity or impairment losses related to the low-income housing investments this reporting period.

TWO

SECURITIES

The amortized cost, gross unrealized gains and losses and estimated fair values of debt securities available for sale and equity securities with a readily determinable fair value as of December 31, 2024, and December 31, 2023, are summarized in the table below, in thousands. Within the amortized cost basis of obligations of states and political subdivisions and mortgage-backed securities-agency, there is a basis adjustment of $9.3 million and $8.0 million, respectively, related to a portfolio layer method fair value hedge that was discontinued.

		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
December 31, 2024
U.S. treasuries	$7,999	$3	$(32)	$7,970
U.S. agencies	10,864	—	(132)	10,732
Obligations of states and political subdivisions	819,824	3	(107,494)	712,333
Mortgage-backed securities - agency	1,497,200	36	(220,012)	1,277,224
Mortgage-backed securities - non-agency	1,189,764	1,538	(53,308)	1,137,994
Commercial mortgage-backed securities - agency	68,653	—	(10,634)	58,019
Commercial mortgage-backed securities - non-agency	124,587	—	(4,050)	120,537
Asset-backed securities	115,261	—	(11,989)	103,272
Corporate bonds	123,273	—	(13,204)	110,069

Total debt securities	3,957,425	1,580	(420,855)	3,538,150
Equity securities with a readily determinable fair value	22,208	—	—	22,208

Total	$3,979,633	$1,580	$(420,855)	$3,560,358

December 31, 2023
U.S. treasuries	$32,459	$—	$(341)	$32,118
U.S. agencies	14,724	—	(194)	14,530
Obligations of states and political subdivisions	839,754	25	(98,534)	741,245
Mortgage-backed securities - agency	1,620,409	13	(226,793)	1,393,629
Mortgage-backed securities - non-agency	1,616,414	363	(87,649)	1,529,128
Commercial mortgage-backed securities - agency	76,076	—	(11,288)	64,788
Commercial mortgage-backed securities - non-agency	526,974	—	(12,116)	514,858
Asset-backed securities	232,140	—	(14,770)	217,370
Corporate bonds	120,338	—	(2,169)	118,169

Total debt securities	5,079,288	401	(453,854)	4,625,835
Equity securities	21,056	—	—	21,056

Total	$5,100,344	$401	$(453,854)	$4,646,891

The amortized cost, gross unrealized gains and losses and estimated fair values of held to maturity securities as of December 31, 2024, and December 31, 2023, are summarized in the table below, in thousands:

		Gross	Gross	Estimated	Allowance
	Amortized	Unrealized	Unrealized	Fair	for Credit
	Cost	Gains	Losses	Value	Losses
December 31, 2024
Obligations of states and political subdivisions	$837,390	$2,237	$(42,303)	$797,324	$—

Total	$837,390	$2,237	$(42,303)	$797,324	$—

December 31, 2023
Obligations of states and political subdivisions	$838,241	$3,622	$(25,464)	$816,399	$—

Total	$838,241	$3,622	$(25,464)	$816,399	$—

During the third quarter of 2022, HTLF transferred taxable municipal bonds with an amortized cost basis of $934.5 million and fair value of $748.3 million from available for sale to held to maturity. On the date of the transfer, accumulated other comprehensive income (loss) included $186.3 million of net unrealized losses, after tax, attributable to these securities, and the net unrealized losses will be amortized into interest income over the remaining life of the transferred securities. The bonds were transferred at fair value at the date of transfer.

As of December 31, 2024, HTLF had $23.5 million compared to $28.0 million at December 31, 2023, of accrued interest receivable, which is included in other assets on the consolidated balance sheets. HTLF does not consider accrued interest receivable in the carrying amount of financial assets held at amortized cost basis or in the allowance for credit losses calculation.

The amortized cost and estimated fair value of investment securities carried at fair value at December 31, 2024, by contractual maturity are as follows, in thousands. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without penalties.

	December 31, 2024
	Amortized Cost	Estimated Fair Value
Due in 1 year or less	$8,936	$8,893
Due in 1 to 5 years	54,068	52,320
Due in 5 to 10 years	33,481	30,270
Due after 10 years	865,475	749,621

Total debt securities	961,960	841,104
Mortgage and asset-backed securities	2,995,465	2,697,046
Equity securities with a readily determinable fair value	22,208	22,208

Total investment securities	$3,979,633	$3,560,358

The amortized cost and estimated fair value of debt securities held to maturity at December 31, 2024, by contractual maturity are as follows, in thousands. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without penalties.

	December 31, 2024
	Amortized Cost	Estimated Fair Value
Due in 1 year or less	$9,981	$9,991
Due in 1 to 5 years	89,972	90,379
Due in 5 to 10 years	232,487	225,742
Due after 10 years	504,950	471,212

Total investment securities	$837,390	$797,324

As of December 31, 2024, securities with a carrying value of $2.91 billion compared to $2.63 billion at December 31, 2023, were pledged to secure public and trust deposits, short-term borrowings and for other purposes as required and permitted by law.

Gross gains and losses realized related to sales of securities carried at fair value for the years ended December 31, 2024, 2023 and 2022 are summarized as follows, in thousands:

	For the Years Ended December 31,
	2024	2023	2022
Proceeds from sales	$273,917	$1,196,586	$1,048,525
Gross security gains	—	589	7,299
Gross security losses	25,298	141,966	9,191

The following tables summarize, in thousands, the amount of unrealized losses, defined as the amount by which cost or amortized cost exceeds fair value, and the related fair value of investments with unrealized losses in HTLF’s securities portfolio as of December 31, 2024, and December 31, 2023. The investments were segregated into two categories: those that have been in a continuous unrealized loss position for less than 12 months and those that have been in a continuous unrealized loss position for 12 or more months. The reference point for determining how long an investment was in an unrealized loss position was December 31, 2024, and December 31, 2023, respectively.

Debt securities available for sale	Less than 12 months			12 months or longer			Total
	Fair	Unrealized		Fair	Unrealized		Fair	Unrealized
	Value	Losses	Count	Value	Losses	Count	Value	Losses	Count
December 31, 2024
U.S. treasuries	$—	$—	—	$4,970	$(32)	1	$4,970	$(32)	1
U.S. agencies	$—	$—	—	$10,732	$(132)	4	$10,732	$(132)	4
Obligations of states and political subdivisions	25,785	(2,470)	8	691,963	(105,024)	146	717,748	(107,494)	154
Mortgage-backed securities - agency	3,804	(111)	5	1,275,977	(219,901)	158	1,279,781	(220,012)	163
Mortgage-backed securities - non-agency	134,211	(16,505)	4	617,056	(36,803)	26	751,267	(53,308)	30
Commercial mortgage-backed securities - agency	—	—	—	58,019	(10,634)	14	58,019	(10,634)	14
Commercial mortgage-backed securities - non-agency	54,158	(184)	2	66,379	(3,866)	6	120,537	(4,050)	8
Asset-backed securities	—	—	—	103,272	(11,989)	6	103,272	(11,989)	6
Corporate bonds	53,444	(10,841)	1	54,535	(2,363)	6	107,979	(13,204)	7

Total temporarily impaired securities	$271,402	$(30,111)	20	$2,882,903	$(390,744)	367	$3,154,305	$(420,855)	387

December 31, 2023
U.S. treasuries	$2,985	$(12)	1	$26,138	$(329)	3	$29,123	$(341)	4
U.S. agencies	$—	$—	—	$14,530	$(194)	4	$14,530	$(194)	4
Obligations of states and political subdivisions	1,440	(65)	1	736,653	(98,469)	150	738,093	(98,534)	151
Mortgage-backed securities - agency	194	(2)	2	1,392,769	(226,791)	166	1,392,963	(226,793)	168
Mortgage-backed securities - non-agency	415,934	(24,568)	12	902,291	(63,081)	35	1,318,225	(87,649)	47
Commercial mortgage-backed securities - agency	—	—	—	64,788	(11,288)	17	64,788	(11,288)	17
Commercial mortgage-backed securities - non-agency	—	—	—	507,044	(12,116)	16	507,044	(12,116)	16
Asset-backed securities	148,063	(9,723)	4	69,307	(5,047)	7	217,370	(14,770)	11
Corporate bonds	61,031	(111)	1	57,138	(2,058)	8	118,169	(2,169)	9

Total temporarily impaired securities	$629,647	$(34,481)	21	$3,770,658	$(419,373)	406	$4,400,305	$(453,854)	427

Securities held to maturity	Less than 12 months			12 months or longer			Total
	Fair Value	Unrealized Losses	Count	Fair Value	Unrealized Losses	Count	Fair Value	Unrealized Losses	Count
December 31, 2024
Obligations of states and political subdivisions	$389,841	$(17,516)	90	$335,751	$(24,787)	62	$725,592	$(42,303)	152

Total temporarily impaired securities	$389,841	$(17,516)	90	$335,751	$(24,787)	62	$725,592	$(42,303)	152

December 31, 2023
Obligations of states and political subdivisions	$145,471	$(3,706)	23	$569,691	$(21,758)	126	$715,162	$(25,464)	149

Total temporarily impaired securities	$145,471	$(3,706)	23	$569,691	$(21,758)	126	$715,162	$(25,464)	149

HTLF reviews the investment securities portfolio at the security level on a quarterly basis for potential credit losses, which takes into consideration numerous factors, and the relative significance of any single factor can vary by security. Some factors HTLF may consider include changes in security ratings, the financial condition of the issuer, as well as security and industry specific economic conditions. In addition, regarding debt securities, HTLF may also evaluate payment structure, whether there are defaulted payments or expected defaults, prepayment speeds and the value of any underlying collateral. For certain debt securities in unrealized loss positions, HTLF prepares cash flow analyses to compare the present value of cash flows expected to be collected from the security with the amortized cost basis of the security.

The unrealized losses on HTLF’s mortgage and asset-backed securities are the result of changes in market interest rates or widening of market spreads after the initial purchase of the securities. The losses are not related to concerns regarding the underlying credit of the issuers or the underlying collateral. It is expected that the securities will not be settled at a price less than the amortized cost of the investment. Because the decline in fair value is attributable to changes in interest rates or widening market spreads and not credit quality, and because HTLF has the intent and ability to hold these investments until a market price recovery or to maturity and does not believe it will be required to sell the securities before maturity, no credit losses were recognized on these securities during the years ended December 31, 2024 and December 31, 2023.

The unrealized losses on HTLF’s obligations of states and political subdivisions are the result of changes in market interest rates or widening of market spreads after the initial purchase of the securities. Management monitors the published credit ratings of these securities and the stability of the underlying municipalities. Because the decline in fair value is attributable to changes in interest rates or widening market spreads due to insurance company downgrades and not underlying credit quality, and because HTLF has the intent and ability to hold these investments until a market price recovery or to maturity and does not believe it will be required to sell the securities before maturity, no credit losses were recognized on these securities during the years ended December 31, 2024 and December 31, 2023.

In the first quarter of 2022, HTLF sold two obligations of states and political subdivisions securities from the held to maturity portfolio. Because the evaluation of the underlying credit quality of the individual securities indicated significant deterioration, it was unlikely HTLF would recover the remaining basis of the securities prior to maturity and therefore inconsistent with HTLF’s original intent upon purchase and classification of these held to maturity securities. The carrying value of these securities was $2.2 million, and the associated gross gains were $100,000.

The following table summarizes, in thousands, the carrying amount of HTLF’s held to maturity debt securities by investment rating as of December 31, 2024 and December 31, 2023, which are updated quarterly and used to monitor the credit quality of the securities:

	December 31, 2024	December 31, 2023
Rating
AAA	$100,168	$88,550
AA, AA+, AA-	544,644	583,816
A+, A, A-	145,330	139,658
BBB	41,443	20,133
Not Rated	5,805	6,084

Total	$837,390	$838,241

Included in other investments were shares of stock in Federal Home Loan Bank (the “FHLB”) at an amortized cost of $2.3 million at December 31, 2024 and $25.8 million at December 31, 2023.

HTLF Bank is required to maintain FHLB stock as a member of the FHLB. These equity securities are “restricted” in that they can only be sold back to the respective institutions or another member institution at par. Therefore, the FHLB stock is less liquid than other marketable equity securities and their fair value approximates amortized cost. HTLF considers its FHLB stock as a long-term investment that provides access to competitive products and liquidity. HTLF evaluates impairment in these investments based on the ultimate recoverability of the par value and at December 31, 2024, did not consider the investments to be other than temporarily impaired.

THREE

LOANS

Loans as of December 31, 2024, and December 31, 2023, were as follows, in thousands:

	December 31, 2024	December 31, 2023
Loans receivable held to maturity:
Commercial and industrial	$3,452,002	$3,652,047
Paycheck Protection Program (“PPP”)	1,278	2,777
Owner occupied commercial real estate	2,392,059	2,638,175
Non-owner occupied commercial real estate	2,303,467	2,553,711
Real estate construction	1,084,651	1,011,716
Agricultural and agricultural real estate	766,213	919,184
Residential real estate	684,487	797,829
Consumer	471,709	493,206

Total loans receivable held to maturity	11,155,866	12,068,645
Allowance for credit losses	(96,500)	(122,566)

Loans receivable, net	$11,059,366	$11,946,079

As of December 31, 2024, HTLF had $56.2 million compared to $65.4 million as of December 31, 2023, of accrued interest receivable, which is included in other assets on the consolidated balance sheets. HTLF does not consider accrued interest receivable in the allowance for credit losses calculation.

The following table shows the balance in the allowance for credit losses as of December 31, 2024, and December 31, 2023, and the related loan balances, disaggregated on the basis of measurement methodology, in thousands. If a loan no longer shares similar risk characteristics with other loans in the pool, it is evaluated on an individual basis and is not included in the collective evaluation. Lending relationships with $500,000 or more of total exposure and are on nonaccrual are individually assessed using a collateral dependency calculation. All other loans are collectively evaluated for losses.

	Allowance For Credit Losses			Gross Loans Receivable Held to Maturity
	Individually Evaluated for Credit Losses	Collectively Evaluated for Credit Losses	Total	Loans Individually Evaluated for Credit Losses	Loans Collectively Evaluated for Credit Losses	Total
December 31, 2024
Commercial and industrial	$4,439	$20,210	$24,649	$16,230	$3,435,772	$3,452,002
PPP	—	—	—	—	1,278	1,278
Owner occupied commercial real estate	2	12,482	12,484	1,976	2,390,083	2,392,059
Non-owner occupied commercial real estate	—	11,393	11,393	54,372	2,249,095	2,303,467
Real estate construction	—	32,979	32,979	13,410	1,071,241	1,084,651
Agricultural and agricultural real estate	2,276	1,452	3,728	11,529	754,684	766,213
Residential real estate	—	4,086	4,086	727	683,760	684,487
Consumer	—	7,181	7,181	—	471,709	471,709

Total	$6,717	$89,783	$96,500	$98,244	$11,057,622	$11,155,866

December 31, 2023
Commercial and industrial	$18,425	$22,254	$40,679	$41,847	$3,610,200	$3,652,047
PPP	—	—	—	—	2,777	2,777
Owner occupied commercial real estate	—	17,156	17,156	30,400	2,607,775	2,638,175
Non-owner occupied commercial real estate	—	17,249	17,249	—	2,553,711	2,553,711
Real estate construction	56	28,717	28,773	697	1,011,019	1,011,716
Agricultural and agricultural real estate	1,932	2,360	4,292	6,700	912,484	919,184
Residential real estate	—	5,845	5,845	741	797,088	797,829
Consumer	—	8,572	8,572	—	493,206	493,206

Total	$20,413	$102,153	$122,566	$80,385	$11,988,260	$12,068,645

The following tables show the amortized cost basis as of December 31, 2024 and December 31, 2023, of the loans modified during the year ended December 31, 2024 and December 31, 2023, to borrowers experiencing financial difficulty by loan category and type of concession granted, dollars in thousands.

	Loan Modifications Made to Borrowers Experiencing Financial Difficulty
	Term Extension		Term Extension and Interest Only Payments		Term Extension and Interest Rate Reduction
For the Year Ended	Amortized	% of Loan	Amortized	% of Loan	Amortized	% of Loan
December 31, 2024	Cost Basis	Category	Cost Basis	Category	Cost Basis	Category
Commercial and industrial	$549	0.02%	$—	—%	$—	—%
Owner occupied commercial real estate	—	—	—	—	—	—
Non-owner occupied commercial real estate	614	0.03	—	—	—	—
Real estate construction	83	0.01	—	—	1,764	0.16
Agricultural and agricultural real estate	—	—	—	—	—	—
Residential real estate	1,348	0.20	—	—	—	—
Consumer	172	0.04	—	—	—	—

Total	$2,766	0.02%	$—	—%	$1,764	0.02%

	Loan Modifications Made to Borrowers Experiencing Financial Difficulty
	Term Extension		Term Extension and Interest Only Payments		Term Extension and Interest Rate Reduction
For the Year Ended	Amortized	% of Loan	Amortized	% of Loan	Amortized	% of Loan
December 31, 2023	Cost Basis	Category	Cost Basis	Category	Cost Basis	Category
Commercial and industrial	$4,088	0.11%	$—	—%	$—	—%
Owner occupied commercial real estate	—	—	5,043	0.19	—	—
Non-owner occupied commercial real estate	—	—	—	—	—	—
Real estate construction	—	—	—	—	—	—
Agricultural and agricultural real estate	1,936	0.21	—	—	—	—
Residential real estate	741	0.09	—	—	—
Consumer	—	—	—	—	—	—

Total	$6,765	0.06%	$5,043	0.04%	$—	—%

The following table describes the financial effect of the modifications made to borrowers experiencing financial difficulty in the year ended December 31, 2024 and December 31, 2023.

For the Year Ended December 31, 2024	Weighted Average Term Extension (Months)	Weighted Average Term Extension and Interest Only Payments (Months)	Weighted Average Term Extension and Interest Rate Reduction (Months)
Commercial and industrial	3	0	0
Owner occupied commercial real estate	0	0	0
Non-owner occupied commercial real estate	13	0	14
Real estate construction	13	0	0
Agricultural and agricultural real estate	0	0	0
Residential real estate	4	0	0
Consumer	87	0	0

For the Year Ended December 31, 2023	Weighted Average Term Extension (Months)	Weighted Average Term Extension and Interest Only Payments (Months)	Weighted Average Term Extension and Interest Rate Reduction (Months)
Commercial and industrial	7	0	0
Owner occupied commercial real estate	0	12	0
Non-owner occupied commercial real estate	0	0	0
Real estate construction	0	0	0
Agricultural and agricultural real estate	7	0	0
Residential real estate	12	0	0
Consumer	0	0	0

At December 31, 2024, there was $1.4 million in unfunded commitments to extend credit to the borrowers experiencing financial difficulty.

HTLF had no loans to borrowers experiencing financial difficulty that had a payment default during the year ended December 31, 2024, that had been modified in the twelve-month period prior to the default.

HTLF closely monitors the performance of the loans that are modified to borrowers experiencing financial difficulty to understand the effectiveness of its modification efforts. The following table shows the performance of loans that have been modified in the year ended December 31, 2024 and December 31, 2023, dollars in thousands.

	Accruing Loans
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Total Past Due	Current	Nonaccrual
December 31, 2024
Commercial and industrial	$—	$—	$—	$—	$424	$125
Owner occupied commercial real estate	—	—	—	—	—	—
Non-owner occupied commercial real estate	—	614	—	614	—	—
Real estate construction	—	—	—	—	—	1,847
Agricultural and agricultural real estate	—	—	—	—	—	—
Residential real estate	—	1,348	—	1,348	—	—
Consumer	—	—	—	—	172	—

Total	$—	$1,962	$—	$1,962	$596	$1,972

	Accruing Loans
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Total Past Due	Current	Nonaccrual
December 31, 2023
Commercial and industrial	$—	$—	$—	$—	$3,986	$102
Owner occupied commercial real estate	—	—	—	—	5,043	—
Non-owner occupied commercial real estate	—	—	—	—	—	—
Real estate construction	—	—	—	—	—	—
Agricultural and agricultural real estate	—	—	—	—	1,936	—
Residential real estate	—	—	—	—	—	741
Consumer	—	—	—	—	—	—

Total	$—	$—	$—	$—	$10,965	$843

HTLF’s internal rating system is a series of grades reflecting management’s risk assessment, based on its analysis of the borrower’s financial condition. The “pass” category consists of all loans that are not in the “nonpass” category and categorized into a range of loan grades that reflect increasing, though still acceptable risk. Movement of risk through the various grade levels in the pass category is monitored for early identification of credit deterioration.

The “nonpass” category consists of watch, substandard, doubtful and loss loans. The “watch” rating is attached to loans where the borrower exhibits negative trends in financial circumstances due to borrower specific or systemic conditions that, if left uncorrected, threaten the borrower’s capacity to meet its debt obligations. The borrower is believed to have sufficient financial flexibility to react to and resolve its negative financial situation. These credits are closely monitored for improvement or deterioration.

The “substandard” rating is assigned to loans that are inadequately protected by the current net worth and repaying capacity of the borrower and that may be further at risk due to deterioration in the value of collateral pledged. Well-defined weaknesses jeopardize liquidation of the debt. These loans are still considered collectible; however, a distinct possibility exists that HTLF will sustain some loss if deficiencies are not corrected. Substandard loans may exhibit some or all the following weaknesses: deteriorating financial trends, lack of earnings, inadequate debt service capacity, excessive debt and/or lack of liquidity.

The “doubtful” rating is assigned to loans where identified weaknesses in the borrowers’ ability to repay the loan make collection or liquidation in full, based on existing facts, conditions and values, highly questionable and improbable. These borrowers are usually in default, lack liquidity and capital, as well as resources necessary to remain as an operating entity. Specific pending events, such as capital injections, liquidations or perfection of liens on additional collateral, may strengthen the credit, thus deferring the rating of the loan as “loss” until the exact status of the loan can be determined. The loss rating is assigned to loans considered uncollectible. As of December 31, 2024, and December 31, 2023, HTLF had no loans classified as doubtful and no loans classified as loss.

The following tables show the risk category of loans by loan category and year of origination as of December 31, 2024 and December 31, 2023, in thousands:

As of December 31, 2024	Amortized Cost Basis of Term Loans by Year of Origination
	2024	2023	2022	2021	2020	2019 and Prior	Revolving	Total
Commercial and industrial
Pass	$564,871	$383,962	$511,268	$224,442	$140,383	$309,292	$1,025,074	$3,159,292
Watch	13,933	25,803	43,575	11,768	7,328	657	109,093	212,157
Substandard	10,634	21,871	15,688	948	2,132	7,074	22,206	80,553

Commercial and industrial total	$589,438	$431,636	$570,531	$237,158	$149,843	$317,023	$1,156,373	$3,452,002

Commercial and industrial charge-offs	128	71	22,667	1,040	3,322	1,146	3,935	32,309
PPP
Pass	$—	$—	$—	$1,155	$13	$—	$—	$1,168
Watch	—	—	—	110	—	—	—	110
Substandard	—	—	—	—	—	—	—	—

PPP total	$—	$—	$—	$1,265	$13	$—	$—	$1,278

PPP charge-offs	—	—	—	—	—	—	—	—
Owner occupied commercial real estate
Pass	$145,100	$388,359	$457,082	$683,989	$183,056	$310,264	$38,807	$2,206,657
Watch	4,885	4,290	44,357	1,485	5,250	52,839	—	113,106
Substandard	2,739	24,471	30,332	250	9,153	2,005	3,346	72,296

Owner occupied commercial real estate total	$152,724	$417,120	$531,771	$685,724	$197,459	$365,108	$42,153	$2,392,059

Owner occupied commercial real estate charge- offs	—	—	87	—	270	88	—	445
Non-owner occupied commercial real estate
Pass	$154,300	$440,186	$592,636	$366,514	$162,326	$379,026	$15,974	$2,110,962
Watch	10,939	—	35,758	25,528	3,124	39,902	—	115,251
Substandard	736	26,016	14,470	8,112	203	27,717	—	77,254

Non-owner occupied commercial real estate total	$165,975	$466,202	$642,864	$400,154	$165,653	$446,645	$15,974	$2,303,467

Non-owner occupied commercial real estate charge-offs	—	16,101	11,594	—	160	15,269	—	43,124
Real estate construction
Pass	$190,659	$307,325	$306,009	$74,457	$11,566	$3,074	$5,129	$898,219
Watch	14,333	35,410	34,955	39,538	164	—	—	124,400
Substandard	7,179	10,237	44,183	10	28	395	—	62,032

Real estate construction total	$212,171	$352,972	$385,147	$114,005	$11,758	$3,469	$5,129	$1,084,651

Real estate construction charge-offs	—	—	3,112	—	—	—	—	3,112
Agricultural and agricultural real estate
Pass	$104,699	$93,402	$171,940	$89,842	$41,475	$44,398	$197,195	$742,951
Watch	184	1,720	793	266	31	630	6,039	9,663
Substandard	731	1,096	6,462	1,474	121	3,664	51	13,599

Agricultural and agricultural real estate total	$105,614	$96,218	$179,195	$91,582	$41,627	$48,692	$203,285	$766,213

Agricultural and agricultural real estate charge- offs	—	12	9,321	17	13	167	647	10,177
Residential real estate

As of December 31, 2024	Amortized Cost Basis of Term Loans by Year of Origination
	2024	2023	2022	2021	2020	2019 and Prior	Revolving	Total
Pass	$46,045	$53,568	$139,749	$195,793	$59,419	$149,744	$16,331	$660,649
Watch	112	769	1,415	6,957	2,325	4,178	—	15,756
Substandard	—	772	183	1,900	360	4,692	175	8,082

Residential real estate total	$46,157	$55,109	$141,347	$204,650	$62,104	$158,614	$16,506	$684,487

Residential real estate charge-offs	—	—	165	—	13	193	—	371
Consumer
Pass	$36,968	$30,527	$46,096	$25,925	$2,625	$5,772	$315,480	$463,393
Watch	337	722	184	129	12	823	2,411	4,618
Substandard	164	60	602	80	230	1,207	1,355	3,698

Consumer total	$37,469	$31,309	$46,882	$26,134	$2,867	$7,802	$319,246	$471,709

Consumer charge-offs	26	123	206	247	17	84	2,262	2,965
Total pass	$1,242,642	$1,697,329	$2,224,780	$1,662,117	$600,863	$1,201,570	$1,613,990	$10,243,291
Total watch	44,723	68,714	161,037	85,781	18,234	99,029	117,543	595,061
Total substandard	22,183	84,523	111,920	12,774	12,227	46,754	27,133	317,514

Total loans	$1,309,548	$1,850,566	$2,497,737	$1,760,672	$631,324	$1,347,353	$1,758,666	$11,155,866

Total Charge-offs	$154	$16,307	$47,152	$1,304	$3,795	$16,947	$6,844	$92,503

As of December 31, 2023	Amortized Cost Basis of Term Loans by Year of Origination
	2023	2022	2021	2020	2019	2018 and Prior	Revolving	Total
Commercial and industrial
Pass	$608,030	$779,218	$333,900	$187,406	$78,455	$327,775	$1,159,397	$3,474,181
Watch	20,694	19,788	257	3,631	2,398	2,953	28,749	78,470
Substandard	20,171	12,658	2,636	5,447	18,535	7,489	32,460	99,396

Commercial and industrial total	$648,895	$811,664	$336,793	$196,484	$99,388	$338,217	$1,220,606	$3,652,047

Commercial and industrial charge-offs	245	794	680	1,425	563	1,949	2,966	8,622
PPP
Pass	$—	$—	$2,591	$50	$—	$—	$—	$2,641
Watch	—	—	89	—	—	—	—	89
Substandard	—	—	47	—	—	—	—	47

PPP total	$—	$—	$2,727	$50.00	$—	$—	$—	$2,777

PPP charge-offs	—	—	—	—	—	—	—	—
Owner occupied commercial real estate
Pass	$443,683	$547,898	$799,978	$225,257	$225,405	$224,608	$41,072	$2,507,901
Watch	8,052	25,947	13,114	2,662	8,115	7,553	—	65,443
Substandard	31,904	10,489	2,268	11,609	6,390	2,171	—	64,831

Owner occupied commercial real estate total	$483,639	$584,334	$815,360	$239,528	$239,910	$234,332	$41,072	$2,638,175

Owner occupied commercial real estate charge-offs	—	802	—	5	—	63	—	870
Non-owner occupied commercial real estate
Pass	$480,683	$656,824	$423,420	$203,330	$262,541	$251,499	$26,978	$2,305,275
Watch	71,400	34,651	8,237	3,834	27,345	57,083	—	202,550
Substandard	5,043	952	1,391	—	4,238	34,262	—	45,886

Non-owner occupied commercial real estate total	$557,126	$692,427	$433,048	$207,164	$294,124	$342,844	$26,978	$2,553,711

Non-owner occupied commercial real estate charge-offs	0	52	0	29	399	147	0	627

As of December 31, 2023	Amortized Cost Basis of Term Loans by Year of Origination
	2023	2022	2021	2020	2019	2018 and Prior	Revolving	Total
Real estate construction
Pass	$283,519	$468,646	$176,604	$9,889	$11,048	$3,405	$6,486	$959,597
Watch	629	33,220	9,418	72	—	65	—	43,404
Substandard	—	8,522	—	107	—	—	86	8,715

Real estate construction total	$284,148	$510,388	$186,022	$10,068	$11,048	$3,470	$6,572	$1,011,716

Real estate construction charge-offs	284	0	0	32	0	0	0	316
Agricultural and agricultural real estate
Pass	$152,665	$208,375	$114,798	$67,006	$28,247	$43,663	$260,941	$875,695
Watch	2,245	16,257	293	622	70	349	427	20,263
Substandard	12	7,616	1,649	4	855	12,591	499	23,226

Agricultural and agricultural real estate total	$154,922	$232,248	$116,740	$67,632	$29,172	$56,603	$261,867	$919,184

Agricultural and agricultural real estate charge- offs	0	0	0	9	0	1	5,309	5,319
Residential real estate
Pass	$71,470	$177,564	$241,362	$73,029	$42,526	$155,899	$19,534	$781,384
Watch	171	973	945	659	158	4,845	—	7,751
Substandard	741	150	3,400	464	290	3,649	—	8,694

Residential real estate total	$72,382	$178,687	$245,707	$74,152	$42,974	$164,393	$19,534	$797,829

Residential real estate charge-offs	0	59	124	0	0	0	0	183
Consumer
Pass	$45,595	$62,900	$35,459	$7,731	$3,663	$6,109	$324,218	$485,675
Watch	730	84	694	21	41	644	2,060	4,274
Substandard	80	308	401	75	159	1,769	465	3,257

Consumer total	$46,405	$63,292	$36,554	$7,827	$3,863	$8,522	$326,743	$493,206

Consumer charge-offs	2	246	154	27	19	112	3,117	3,677

Total pass	$2,085,645	$2,901,425	$2,128,112	$773,698	$651,885	$1,012,958	$1,838,626	$11,392,349
Total watch	103,921	130,920	33,047	11,501	38,127	73,492	31,236	422,244
Total substandard	57,951	40,695	11,792	17,706	30,467	61,931	33,510	254,052

Total loans	$2,247,517	$3,073,040	$2,172,951	$802,905	$720,479	$1,148,381	$1,903,372	$12,068,645

Total Charge-offs	$531	$1,953	$958	$1,527	$981	$2,272	$11,392	$19,614

Included in HTLF’s nonpass loans at December 31, 2024 were $110,000 compared to $136,000 at December 31, 2023, of nonpass PPP loans as a result of risk ratings on non-PPP related credits. HTLF’s risk rating methodology assigns a risk rating to the whole lending relationship. HTLF has no allowance recorded related to the PPP loans because of the 100% SBA guarantee.

As of December 31, 2024, HTLF had $1.0 million of loans secured by residential real estate property that were in the process of foreclosure.

The following table sets forth information regarding HTLF’s accruing and nonaccrual loans at December 31, 2024, and December 31, 2023, in thousands:

	Accruing Loans
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Total Past Due	Current	Nonaccrual	Total Loans
December 31, 2024
Commercial and industrial	$3,831	$1,276	$486	$5,593	$3,421,637	$24,772	$3,452,002
PPP	—	—	—	—	1,278	—	1,278
Owner occupied commercial real estate	261	631	—	892	2,388,464	2,703	2,392,059
Non-owner occupied commercial real estate	1,300	14,266	—	15,566	2,233,379	54,522	2,303,467
Real estate construction	329	901	330	1,560	1,069,522	13,569	1,084,651
Agricultural and agricultural real estate	3	—	—	3	752,738	13,472	766,213
Residential real estate	974	82	353	1,409	678,052	5,026	684,487
Consumer	2,111	863	—	2,974	467,396	1,339	471,709

Total loans receivable held to maturity	$8,809	$18,019	$1,169	$27,997	$11,012,466	$115,403	$11,155,866

December 31, 2023
Commercial and industrial	$1,738	$126	$2,203	$4,067	$3,601,165	$46,815	$3,652,047
PPP	94	53	—	147	2,630	—	2,777
Owner occupied commercial real estate	205	2,664	74	2,943	2,603,640	31,592	2,638,175
Non-owner occupied commercial real estate	875	—	—	875	2,552,469	367	2,553,711
Real estate construction	332	—	—	332	1,010,601	783	1,011,716
Agricultural and agricultural real estate	121	—	12	133	909,841	9,210	919,184
Residential real estate	2,082	273	21	2,376	790,367	5,086	797,829
Consumer	2,257	150	197	2,604	489,029	1,573	493,206

Total loans receivable held to maturity	$7,704	$3,266	$2,507	$13,477	$11,959,742	$95,426	$12,068,645

Loans delinquent 30 to 89 days as a percent of total loans were 0.24% at December 31, 2024, compared to 0.09% at December 31, 2023. Changes in credit risk are monitored on a continuous basis and changes in risk ratings are made when identified. All individually assessed loans are reviewed at least semi-annually.

HTLF recognized $0 of interest income on nonaccrual loans during the years ended December 31, 2024 and December 31, 2023. As of December 31, 2024, HTLF had $53.1 million compared to $52.5 million at December 31, 2023, of nonaccrual loans with no related allowance.

FOUR

ALLOWANCE FOR CREDIT LOSSES

Changes in the allowance for credit losses for loans for the years ended December 31, 2024, 2023, and 2022 were as follows, in thousands:

	2024	2023	2022
Balance at beginning of year	$122,566	$109,483	$110,088
Provision for credit losses	59,785	25,435	10,636
Recoveries on loans previously charged-off	6,652	7,262	7,055
Charge-offs on loans	(92,503)	(19,614)	(18,296)

Balance at end of year	$96,500	$122,566	$109,483

Changes in the allowance for credit losses for loans by loan category for the years ended December 31, 2024, and December 31, 2023, were as follows, in thousands:

	Balance at 12/31/2023	Charge-offs	Recoveries	Provision (Benefit)	Balance at 12/31/2024
Commercial and industrial	$40,679	$(32,309)	$1,896	$14,383	$24,649
Owner occupied commercial real estate	17,156	(445)	2	(4,229)	12,484
Non-owner occupied commercial real estate	17,249	(43,124)	—	37,268	11,393
Real estate construction	28,773	(3,112)	5	7,313	32,979
Agricultural and agricultural real estate	4,292	(10,177)	144	9,469	3,728
Residential real estate	5,845	(371)	105	(1,493)	4,086
Consumer	8,572	(2,965)	4,500	(2,926)	7,181

Total	$122,566	$(92,503)	$6,652	$59,785	$96,500

	Balance at 12/31/2022	Charge-offs	Recoveries	Provision (Benefit)	Balance at 12/31/2023
Commercial and industrial	$29,071	$(8,622)	$5,069	$15,161	$40,679
Owner occupied commercial real estate	13,948	(870)	113	3,965	17,156
Non-owner occupied commercial real estate	16,539	(627)	268	1,069	17,249
Real estate construction	29,998	(316)	26	(935)	28,773
Agricultural and agricultural real estate	2,634	(5,319)	11	6,966	4,292
Residential real estate	7,711	(183)	19	(1,702)	5,845
Consumer	9,582	(3,677)	1,756	911	8,572

Total	$109,483	$(19,614)	$7,262	$25,435	$122,566

Changes in the allowance for credit losses on unfunded commitments for the years ended December 31, 2024 and December 31, 2023, were as follows:

	For the Years Ended December 31,
	2024	2023
Beginning balance	$16,468	$20,196
Provision benefit	(6,349)	(3,728)

Ending balance	$10,119	$16,468

Management allocates the allowance for credit losses by pools of risk within each loan portfolio. The total allowance for credit losses is available to absorb losses from any segment of the loan portfolio.

FIVE

PREMISES, FURNITURE AND EQUIPMENT

Premises, furniture and equipment, excluding those held for sale, as of December 31, 2024, and December 31, 2023, were as follows, in thousands:

	2024	2023
Land and land improvements	$46,084	$53,434
Buildings and building improvements	141,985	168,244
Furniture and equipment	48,119	56,378

Total	236,188	278,056
Less accumulated depreciation	(92,258)	(101,055)

Premises, furniture and equipment, net	$143,930	$177,001

Depreciation expense on premises, furniture and equipment was $10.6 million, $11.7 million and $13.2 million for 2024, 2023 and 2022, respectively. Depreciation expense on buildings and building improvements of $5.2 million, $6.0 million and $6.3 million for the years ended December 31, 2024, 2023, and 2022, respectively, is recorded in occupancy expense on the consolidated statements of income. Depreciation expense on furniture and equipment of $5.4 million, $5.7 million and $6.9 million for the years ended December 31, 2024, 2023, and 2022, respectively, is recorded in furniture and equipment expense on the consolidated statements of income.

SIX

GOODWILL AND CORE DEPOSIT INTANGIBLES ASSETS

HTLF had goodwill of $576.0 million at both December 31, 2024, and December 31, 2023. HTLF conducts its annual internal assessment of the goodwill both at the consolidated level and at the reporting unit level as of September 30, as well as when required due to triggering events related to the uncertainty of the value of the goodwill on HTLF’s balance sheet. HTLF conducted its annual internal assessment of the goodwill at HTLF or HTLF’s reporting units as of September 30. There was no goodwill impairment as of the most recent assessment.

The gross carrying amount of other intangible assets, which consisted of core deposit intangibles and the associated accumulated amortization at December 31, 2024, and December 31, 2023, are presented in the table below, in thousands:

	December 31, 2024			December 31, 2023
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Amortizing intangible assets:
Core deposit intangibles	$101,185	$88,362	$12,823	$101,185	$82,770	$18,415

Total	$101,185	$88,362	$12,823	$101,185	$82,770	$18,415

The following table shows the estimated future amortization expense for amortizable intangible assets, in thousands:

Core Deposit Intangibles
Year ending December 31,
2025	$4,700
2026	3,533
2027	2,601
2028	1,287
2029	465
Thereafter	237

Total	$12,823

On March 31, 2023, First Bank & Trust, a division of HTLF Bank, sold its mortgage servicing rights portfolio, which contained loans with an unpaid principal balance of $698.5 million, to two unrelated third parties. The transaction qualified as a sale, and $7.7 million of mortgage servicing rights was derecognized on the consolidated balance sheet as of March 31, 2023.

The following table summarizes, in thousands, the changes in capitalized mortgage servicing rights for the twelve months ended December 31, 2024, and December 31, 2023:

	2024	2023
Balance at January 1,	$—	$7,840
Originations	—	24
Amortization	—	(210)
Sale of mortgage servicing rights	—	(7,654)
Valuation adjustment	—	—

Balance at December 31,	$—	$—

Fair value of mortgage servicing rights	$—	$—

SEVEN

DEPOSITS

At December 31, 2024, the scheduled maturities of time certificates of deposit were as follows, in thousands:

2025	$1,510,733
2026	73,885
2027	20,832
2028	4,221
2029	3,578
Thereafter	543

Total	$1,613,792

The aggregate amount of time certificates of deposit in denominations of $250,000 or more as of December 31, 2024, and December 31, 2023 were $617.7 million and $1.80 billion, respectively.

Interest expense on deposits for the years ended December 31, 2024, 2023, and 2022, was as follows, in thousands:

	2024	2023	2022
Savings and money market accounts	$231,180	$182,179	$46,623
Time deposits	96,173	137,509	10,257

Interest expense on deposits	$327,353	$319,688	$56,880

EIGHT

BORROWINGS

Borrowings as of December 31, 2024, and 2023, were as follows, in thousands:

	2024	2023
Retail repurchase agreements	$33,779	$42,447
Advances from the FHLB	—	521,186
Advances from the federal discount window	—	—
Other borrowings	40,040	58,622

Total	$73,819	$622,255

HTLF Bank is a member of the FHLB of Topeka. At December 31, 2024, none of HTLF’s FHLB advances had call features. The advances from the FHLB are collateralized by HTLF Bank’s investments in FHLB stock of $2.3 million and $25.8 million at December 31, 2024 and 2023, respectively. In addition, the FHLB advances are collateralized with pledges of one- to four-family residential mortgages, commercial and agricultural mortgages and securities totaling $2.59 billion at December 31, 2024, and $2.07 billion at December 31, 2023. At December 31, 2024, HTLF Bank had $1.76 billion of remaining FHLB borrowing capacity.

HTLF extended its revolving credit line agreement with an unaffiliated bank on September 14, 2024, which provides $100.0 million of borrowing capacity. This revolving credit line agreement is included in borrowings, and the primary purpose of this credit line agreement is to provide liquidity to HTLF. HTLF had no advances on this line during 2024 and 2023, and there was no outstanding balance at both December 31, 2024, and December 31, 2023. The credit agreement contains specific financial covenants which HTLF complied with as of December 31, 2024, with the exception of the allowance to total loans covenant. The revolving credit line agreement was terminated on January 15, 2025.

All retail repurchase agreements as of December 31, 2024, and 2023, were due within twelve months.

Average and maximum balances and rates on aggregate borrowings outstanding during the years ended December 31, 2024, December 31, 2023, and December 31, 2022, were as follows, in thousands:

	2024	2023	2022
Maximum month-end balance	$1,094,337	$622,255	$376,117
Average month-end balance	595,833	227,993	191,306
Weighted average interest rate for the year	4.87%	5.04%	1.61%
Weighted average interest rate at year-end	3.82%	5.28%	4.07%

HTLF Bank has availability to borrow funds under the Discount Window Program based upon pledged securities with an outstanding balance of $2.91 billion, which provided total borrowing capacity of $3.41 billion, of which $3.41 billion was available at December 31, 2024. There was no outstanding balance at December 31, 2024 and December 31, 2023.

NINE

TERM DEBT

Term debt outstanding at December 31, 2024 and 2023, are shown in the table below, net of unamortized discount and issuance costs, in thousands:

	2024	2023
Trust preferred securities	150,251	149,288
Contracts payable for purchase of real estate and other assets	—	80
Subordinated notes	148,410	223,028

Total	$298,661	$372,396

At December 31, 2024, HTLF had fifteen wholly-owned trust subsidiaries that were formed to issue trust preferred securities, which includes trust subsidiaries acquired in acquisitions since 2013. The proceeds from the offerings were used to purchase junior subordinated debentures from HTLF and were in turn used by HTLF or entities acquired by HTLF for general corporate purposes. HTLF has the option to shorten the maturity date to a date not earlier than the callable date. HTLF may not shorten the maturity date without prior approval of the Board of Governors of the Federal Reserve System, if required. Early redemption is permitted under certain circumstances, such as changes in tax or regulatory capital rules. The majority of the interest payments are due quarterly.

A schedule of HTLF’s trust preferred offerings outstanding, as of December 31, 2024, was as follows, in thousands:

	Amount Issued	Interest Rate	Interest Rate as of 12/31/24	Maturity Date	Callable Date
Heartland Financial Statutory Trust IV	$10,310	2.75% over SOFR	7.36%	03/17/2034	03/17/2025
Heartland Financial Statutory Trust V	20,619	1.33% over SOFR	6.25	04/07/2036	04/07/2025
Heartland Financial Statutory Trust VI	20,619	1.48% over SOFR	6.10	09/15/2037	03/15/2025
Heartland Financial Statutory Trust VII	18,042	1.48% over SOFR	6.24	09/01/2037	03/01/2025
Morrill Statutory Trust I	9,558	3.25% over SOFR	7.84	12/26/2032	03/26/2025
Morrill Statutory Trust II	9,309	2.85% over SOFR	7.46	12/17/2033	03/17/2025
Sheboygan Statutory Trust I	6,966	2.95% over SOFR	7.56	09/17/2033	03/17/2025
CBNM Capital Trust I	4,657	3.25% over SOFR	7.87	12/15/2034	03/15/2025
Citywide Capital Trust III	6,716	2.80% over SOFR	7.65	12/19/2033	04/23/2025
Citywide Capital Trust IV	4,584	2.20% over SOFR	6.98	09/30/2034	05/23/2025
Citywide Capital Trust V	12,874	1.54% over SOFR	6.16	07/25/2036	03/15/2025
OCGI Statutory Trust III	3,035	3.65% over SOFR	8.21	09/30/2032	03/30/2025
OCGI Capital Trust IV	5,624	2.50% over SOFR	7.12	12/15/2034	03/15/2025
BVBC Capital Trust II	7,399	3.25% over SOFR	8.08	04/24/2033	04/24/2025
BVBC Capital Trust III	9,939	1.60% over SOFR	6.19	09/30/2035	03/30/2025

Total trust preferred offerings	$150,251

On September 8, 2021, HTLF issued $150.0 million of Fixed-to-Floating Rate Subordinated Notes due 2031 (the “2021 subordinated notes”), which were issued at par with an underwriting discount of $1.9 million. The 2021 subordinated notes have a fixed interest rate of 2.75% until September 15, 2026, at which time the interest rate will be reset quarterly to a benchmark interest rate, which is expected to be three-month term SOFR plus a spread of 210 basis points. Interest is payable quarterly. The 2021 subordinated notes mature on September 15, 2031, and become redeemable at HTLF’s option on September 15, 2026. In connection with the sale of the notes, the balance of deferred issuance costs included in term debt was $341,000 at December 31, 2024, and $392,000 at December 31,2023. These deferred costs are amortized on a straight-line basis over the life of the notes.

On December 24, 2024, HTLF paid off $75.0 million of subordinated notes that were issued on December 17, 2014. The notes held a maturity date of December 30, 2024 and were issued at par with an underwriting discount of $1.1 million. The interest rate on the notes was fixed at 5.75% per annum, payable semi-annually. In connection with the sale of the notes, the balance of deferred issuance costs included in term debt was $0 at December 31, 2024, and $38,000 at December 31, 2023. These deferred costs were amortized on a straight-line basis over the life of the notes.

For regulatory purposes, $148.4 million of the total $148.4 million of subordinated notes qualified as Tier 2 capital as of December 31, 2024.

Future payments, net of unamortized discount and issuance costs, at December 31, 2024, for term debt at their maturity date follow in the table below, in thousands.

2025	$—
2026	—
2027	—
2028	—
2029	—
Thereafter	298,661

Total	$298,661

TEN

DERIVATIVE FINANCIAL INSTRUMENTS

HTLF considers and uses derivative financial instruments as part of its interest rate risk management strategy, which may include interest rate swaps, fair value hedges, risk participation agreements, caps, floors, and collars. HTLF’s current strategy includes the use of interest rate swaps as well as back-to-back swaps to assist customers in managing their interest rate risk while executing offsetting interest rate swaps with dealer counterparties.

HTLF’s objectives are to add stability to its net interest margin and to manage its exposure to movements in interest rates. The contract or notional amount of a derivative is used to determine, along with the other terms of the derivative, the amounts to be exchanged between the counterparties. HTLF is exposed to credit risk in the event of nonperformance by counterparties to financial instruments. HTLF minimizes this risk by entering into derivative contracts that contain collateral posting provisions with counterparties that meet HTLF’s credit standards. HTLF has not experienced any losses from nonperformance by these counterparties. HTLF monitors counterparty risk in accordance with the provisions of ASC 815. HTLF was required to post $1.8 million of collateral as of December 31, 2024, compared to $27.7 million as of December 31, 2023, related to derivative financial instruments. HTLF’s counterparties were required to pledge $40.0 million as of December 31, 2024, compared to $44.8 million as of December 31, 2023. HTLF records interest rate derivatives subject to master netting agreements at their gross value and does not offset derivative assets and liabilities on the consolidated balance sheets.

HTLF’s derivative and hedging instruments are recorded at fair value on the consolidated balance sheets. See Note Seventeen, “Fair Value,” for additional fair value information and disclosures.

Cash Flow Hedges

In 2021, one interest rate swap terminated, and the debt was converted to variable rate subordinated debentures. HTLF recognized all remaining cash payments related to the terminated derivatives in the first quarter of 2024 and reclassified the remaining cash payments from accumulated other comprehensive income (loss) to interest expense.

In the first quarter of 2023, HTLF terminated its interest rate swap agreement, which effectively converted $500.0 million of variable rate loans to fixed rate loans. HTLF estimates the remaining cash payments and reclassification from accumulated other comprehensive income (loss) to interest expense will total $821,000.

HTLF had no derivative instruments designated as cash flow hedges as of December 31, 2024.

The table below identifies the gains recognized on HTLF’s derivative instrument designated as a cash flow hedge for the years ended December 31, 2024, and December 31, 2023, in thousands:

	Recognized in OCI	Reclassified from AOCI into Income
	Amount of Gain (Loss)	Category	Amount of Gain (Loss)
For the Year Ended December 31, 2024
Interest rate swap	$—	Interest income	$705
For the Year Ended December 31, 2023
Interest rate swap	$1,952	Interest income	$(575)

Fair Value Hedges

HTLF uses interest rate swaps to convert certain long term fixed rate loans to floating rates to hedge interest rate risk exposure. HTLF also uses interest rate swaps to mitigate the risk of changes in the fair market value of certain municipal and mortgage-backed securities. The changes in the fair values of derivatives that have been designated and qualify for fair value hedge accounting are recorded in the same line item in the consolidated statements of income as the changes in the fair value of the hedged items attributable to the risk being hedged.

HTLF uses statistical regression to assess hedge effectiveness, both at the inception of the hedge as well as on a continual basis. The regression analysis involves regressing the periodic change in the fair value of the hedging instrument against the periodic changes in the fair value of the asset being hedged due to changes in the hedge risk.

During 2023, HTLF entered into interest rate swaps designated as fair value hedges with initial notional amounts totaling $838.1 million primarily designed to provide protection for unrealized securities losses against the impact of higher mid-to-long term interest rates. HTLF also executed interest rate swaps designated as a fair value hedges with total original notional amounts of $2.50 billion to convert certain long-term fixed rate loans to floating rates to hedge interest rate risk exposure using the portfolio layer method, which allows HTLF to designate as the hedged item a stated amount of the assets that are not expected to be affected by prepayments, defaults and other factors that would affect the timing and amount of cash flow.

During the fourth quarter of 2024, HTLF terminated the interest rate swaps designated as fair value hedges. The $1.8 million net fair value basis will be amortized over the remaining life of the underlying assets. The remaining balance of net fair value basis to amortize is $366,000 as of December 31, 2024.

The table below identifies the fair value of the interest rate swaps designated as fair value hedges and the balance sheet category of the interest rate swaps at December 31, 2024, and December 31, 2023, in thousands:

	Fair Value	Balance Sheet Category
December 31, 2024
Interest rate swaps-loans receivable held to maturity	$—	Other assets
Interest rate swaps-securities carried at fair value	—	Other assets
Interest rate swaps-loans receivable held to maturity	—	Other liabilities
December 31, 2023
Interest rate swaps-loans receivable held to maturity	$5,027	Other assets
Interest rate swaps-securities carried at fair value	23,182	Other assets
Interest rate swaps-loans receivable held to maturity	27,554	Other liabilities

The table below identifies the carrying amount of the hedged assets and cumulative amount of fair value hedging adjustment included in the carrying amount of the hedged assets that are designated as a fair value hedge accounting relationship at December 31, 2024, and December 31, 2023, in thousands:

	Location in the Consolidated Balance Sheet	Carrying Amount of the Hedged Assets	Cumulative Amount of Fair Value Hedging Adjustment Included in Carrying Amount of Hedged Assets
December 31, 2024
Interest rate swap	Loans receivable held to maturity	$—	$—
Interest rate swap	Securities carried at fair value	—	—
December 31, 2023
Interest rate swap	Loans receivable held to maturity	$2,525,261	$24,652
Interest rate swap	Securities carried at fair value	786,716	$(20,979)

The table below identifies the net impact to interest income recognized on HTLF’s fair value hedges specific to the fair value remeasurements and the income statement classification where it is recorded in comparison to the total amount of interest income presented on the consolidated statements of income for the years ended December 31, 2024, and December 31, 2023, in thousands:

	Year Ended December 31,
	2024	2023
Gain (loss) recognized in interest income and fees on loans	$460	$(386)
Total amount of interest and fees on loans	764,516	697,997
Gain (loss) recognized in interest income on securities-taxable	(66)	66
Total amount of interest on securities-taxable	187,877	223,521

The table below identifies the effect of fair value hedge accounting on the consolidated statements of income, in thousands:

	Year Ended December 31,
	2024	2023
Hedged item (loans receivable held to maturity)	$(24,190)	$24,318
Hedged item (securities carried at fair value)	20,913	(20,913)
Derivatives designated as hedging instruments on loans receivable held to maturity	24,650	(24,704)
Derivatives designated as hedging instruments on securities carried at fair value	(20,979)	20,979

Embedded Derivatives

HTLF has fixed rate loans with embedded derivatives. The loans contain terms that affect the cash flows or value of the loan similar to a derivative instrument, and therefore are considered to contain an embedded derivative. The embedded derivatives are bifurcated from the loans because the terms of the derivative instrument are not clearly and closely related to the loans. The embedded derivatives are recorded at fair value on the consolidated balance sheets as a part of other assets, and changes in the fair value are a component of noninterest income.

During the fourth quarter of 2024, HTLF terminated its embedded derivatives.

The table below identifies the notional amount, fair value and balance sheet category of HTLF’s embedded derivatives as of December 31, 2024, and December 31, 2023, in thousands:

	Notional Amount	Fair Value	Balance Sheet Category
December 31, 2024
Embedded derivatives	$—	$—	Other Assets
December 31, 2023
Embedded derivatives	$2,391	$61	Other Assets

The table below identifies the gains and losses recognized on HTLF’s embedded derivatives for the years ended December 31, 2024 and December 31, 2023, in thousands:

	Year Ended December 31,
	2024	2023
Gain (loss) recognized in other noninterest income on embedded derivatives	$(61)	$(74)

Back-to-Back Loan Swaps

HTLF has loan interest rate swap relationships with customers to assist them in managing their interest rate risk. Upon entering into these loan swaps, HTLF enters into offsetting positions with counterparties in order to minimize interest rate risk to HTLF. These back-to-back loan swaps qualify as free-standing financial derivatives with the fair values reported in other assets and other liabilities on the consolidated balance sheets. Any gains and losses on these back-to-back swaps are recorded in noninterest income on the consolidated statements of income, and for the years ended December 31, 2024, and December 31, 2023, no gains or losses were recognized. HTLF recognized $5.8 million in fee income for the year ended December 31, 2024, compared to $7.7 million for the year ended December 31, 2023 related to these swaps.

The table below identifies the balance sheet category and fair values of HTLF’s derivative instruments designated as loan swaps at December 31, 2024 and 2023, in thousands:

	Notional Amount	Fair Value	Balance Sheet Category
December 31, 2024
Customer interest rate swaps	$2,062,418	$55,534	Other Assets
Customer interest rate swaps	2,062,418	(55,534)	Other Liabilities
December 31, 2023
Customer interest rate swaps	$1,672,729	$56,634	Other Assets
Customer interest rate swaps	1,672,729	(56,634)	Other Liabilities

Other Free-Standing Derivatives

HTLF acquired undesignated interest rate swaps in 2015. These swaps were entered into primarily for the benefit of customers seeking to manage their interest rate risk and are not designated against specific assets or liabilities on the consolidated balance sheet or forecasted transactions and therefore do not qualify for hedge accounting in accordance with ASC 815. These swaps are carried at fair value on the consolidated balance sheets as a component of other liabilities, with changes in the fair value recorded as a component of other noninterest income.

During the fourth quarter of 2024, HTLF terminated its other free standing derivative instruments not designated as hedging instruments.

The table below identifies the balance sheet category and fair values of HTLF’s other free standing derivative instruments not designated as hedging instruments at December 31, 2024, and December 31, 2023, in thousands:

	Notional Amount	Fair Value	Balance Sheet Category
December 31, 2024
Undesignated interest rate swaps	—	—	Other Liabilities
December 31, 2023
Undesignated interest rate swaps	2,391	(61)	Other Liabilities

HTLF recognizes gains and losses on other free-standing derivatives in two separate income statement categories. Interest rate lock commitments and forward commitments are recognized in net gains on sale of loans held for sale and undesignated interest rate swaps are recognized in other noninterest income. The table below identifies the gains and losses recognized in income on HTLF’s other free standing derivative instruments not designated as hedging instruments for the years ended December 31, 2024, and December 31, 2023, in thousands:

	Year Ended December 31,
	2024	2023
Interest rate lock commitments (mortgage)	$—	$(291)
Forward commitments	—	52
Undesignated interest rate swaps	61	74

ELEVEN

INCOME TAXES

The current income tax provision reflects the tax consequences of revenue and expenses currently taxable or deductible on various income tax returns for the year reported. The deferred income tax provision generally reflects the net change in deferred income tax assets and liabilities during the year, excluding any deferred income tax assets and liabilities of acquired businesses. The components of the provision for income taxes for the years ended December 31, 2024, 2023, and 2022 were as follows, in thousands:

	2024	2023	2022
Current:
Federal	$30,050	$18,844	$45,911
State	13,238	7,209	13,549

Total current expense	$43,288	$26,053	$59,460

Deferred:
Federal	$4,401	$(7,442)	$(3,637)
State	678	(1,754)	(250)

Total deferred expense (benefit)	5,079	(9,196)	(3,887)

Total income tax expense	$48,367	$16,857	$55,573

Temporary differences between the amounts reported in the financial statements and the tax basis of assets and liabilities result in deferred taxes. Deferred tax assets and liabilities at December 31, 2024 and 2023, were as follows, in thousands:

	2024	2023
Deferred tax assets:
Net unrealized loss on securities carried at fair value reflected in stockholders’ equity	$106,752	$107,669
Net unrealized loss on derivatives reflected in stockholders’ equity	(200)	(382)
Net unrealized loss on securities transferred from carried at fair value to held to maturity reflected in stockholders’ equity	40,732	42,541
Allowance for credit losses	27,147	34,527
Deferred compensation	13,610	13,055
Net operating loss carryforwards	13,426	14,789
Lease liability	5,649	7,241
Investments in partnerships	4,009	2,042
Other	6,435	7,971

Total deferred tax assets	217,560	229,453
Valuation allowance for deferred tax assets	(12,849)	(13,000)

Total deferred tax assets after valuation allowance	$204,711	$216,453

Deferred tax liabilities:
Premises, furniture and equipment	$5,206	$8,245
Purchase accounting	11,209	10,070
Lease right-of-use asset	5,187	6,391
Deferred loan costs	5,556	6,031
Other	372	912

Total deferred tax liabilities	27,530	31,649

Net deferred tax assets	$177,181	$184,804

As a result of acquisitions, HTLF had net operating loss carryforwards for federal income tax purposes of approximately $10.9 million at December 31, 2024, and $14.0 million at December 31, 2023. The associated deferred tax asset was $2.3 million at December 31, 2024, and $2.9 million at December 31, 2023. These net carryforwards expire during the period from December 31, 2030, through December 31, 2035, and are subject to an annual limitation. Net operating loss carryforwards for state income tax purposes were approximately $173.7 million at December 31, 2024, and $191.9 million at December 31, 2023. The associated deferred tax asset, net of federal tax, was $9.3 million at December 31, 2024, and $9.9 million at December 31, 2023. These carryforwards have begun to expire and will continue to do so until December 31, 2043.

A valuation allowance against the deferred tax asset due to the uncertainty surrounding the utilization of these state net operating loss carryforwards was $9.1 million at December 31, 2024, and $9.4 million at December 31, 2023. During both 2024 and 2023, HTLF had book write-downs on investments that, for tax purposes, would generate capital losses upon disposal. Due to the uncertainty of HTLF’s ability to utilize the potential capital losses, a valuation allowance for these potential losses totaled $1.9 million at December 31, 2024, and $1.7 million at December 31, 2023. HTLF released valuation allowances of $0 and $0 in 2024 and 2023, respectively, on deferred tax assets for capital losses it expects to realize on the disposal of partnership investments.

Realization of the deferred tax asset over time is dependent upon the existence of taxable income in carryback periods or the ability to generate sufficient taxable income in future periods. In determining that realization of the deferred tax asset was more likely than not, HTLF considered a number of factors, including its taxable income during carryback periods, its recent earnings history, its expectations for earnings in the future and, where applicable, the expiration dates associated with its tax carryforwards.

The actual income tax expense from continuing operations differs from the expected amounts for the years ended December 31, 2024, 2023, and 2022, (computed by applying the U.S. federal corporate tax rate of 21% for 2024, 2023, and 2022 income before income taxes) are as follows, in thousands:

	2024	2023	2022
Computed “expected” tax on net income	$46,193	$20,323	$56,228
Increase (decrease) resulting from:
Tax-exempt interest benefit	(2,100)	(2,624)	(5,804)
State income taxes, net of federal tax benefit	10,993	4,310	10,523
Tax credits	(7,908)	(6,966)	(6,613)
Partnership investments	(605)	1,105	(351)
Valuation allowance	142	214	13
Excess tax expense/(benefit) on stock compensation	151	107	(113)
Other	1,501	388	1,690

Income taxes	$48,367	$16,857	$55,573

Effective tax rates	22.0%	17.4%	20.8%

HTLF’s income taxes included solar energy tax credits totaling $5.4 million, $4.2 million, and $4.2 million during 2024, 2023 and 2022, respectively. Federal historic rehabilitation tax credits included in HTLF’s income taxes totaled $1.1 million, $1.1 million, and $1.0 million in 2024, 2023, and 2022, respectively. Additionally, investments in certain low-income housing partnerships totaled $7.5 million at December 31, 2024, $9.3 million at December 31, 2023, and $10.4 million at December 31, 2022. These investments generated federal low-income housing tax credits of $1.0 million during 2024, $1.2 million at December 31, 2023, and $1.1 million at December 31, 2022. These investments are expected to generate federal low-income housing tax credits of approximately $790,000 for 2025, $740,000 for 2026 and $705,000 for 2027, and $705,000 for 2028. Additionally, HTLF had new markets tax credits of $360,000 and $360,000 in 2024 and 2023, respectively.

On December 31, 2024, the amount of unrecognized tax benefits was $786,000, including $177,000 of accrued interest and penalties. On December 31, 2023, the amount of unrecognized tax benefits was $709,000, including $129,000 of accrued interest and penalties. If recognized, the entire amount of the unrecognized tax benefits would affect the effective tax rate.

The tax years ended December 31, 2020, and later remain subject to examination by the Internal Revenue Service. For state purposes, the tax years ended December 31, 2019, and later remain open for examination. HTLF does not anticipate any significant increase or decrease in unrecognized tax benefits during the next twelve months.

TWELVE

EMPLOYEE BENEFIT PLANS

HTLF sponsors a defined contribution retirement plan covering substantially all employees. The plan includes matching contributions and non-elective contributions. Matching contributions and non-elective contributions are limited to a maximum amount of the participant’s wages as defined by federal law.

HTLF’s subsidiaries made matching contributions of up to 5% of participants’ wages in 2024, 5% of participants’ wages in 2023 and 3% of participants’ wages in 2022. Costs charged to operating expenses with respect to the matching contributions were $7.7 million, $7.9 million, and $5.3 million for 2024, 2023 and 2022, respectively.

Non-elective contributions to this plan are subject to approval by the HTLF Board of Directors. The HTLF subsidiaries fund and record as an expense all approved contributions. Costs of these contributions, charged to operating expenses, were $4.5 million, $3.1 million, and $5.8 million for 2024, 2023 and 2022, respectively.

In addition, HTLF has a non-qualified defined contribution plan that allows eligible employees to make voluntary contributions into a deferred compensation plan. Any non-elective contributions to this plan are subject to approval by the HTLF Board of Directors. For the years ended December 31, 2024, 2023 and 2022, the employer contributions to the non-qualified defined contribution plan were $323,000, $235,000 and $222,500, respectively, and are included in the matching contributions and non-elective contributions amounts noted above.

THIRTEEN

COMMITMENTS AND CONTINGENT LIABILITIES

HTLF utilizes a variety of financial instruments in the normal course of business to meet the financial needs of customers and to manage its exposure to fluctuations in interest rates. These financial instruments include lending related and other commitments as indicated below as well as derivative instruments shown in Note Ten, “Derivative Financial Instruments.” HTLF Bank makes various commitments and incurs certain contingent liabilities that are not presented in the accompanying consolidated financial statements. The commitments and contingent liabilities include various guarantees, commitments to extend credit and standby letters of credit.

Commitments to extend credit are agreements to lend to a customer if there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. HTLF Bank evaluates the creditworthiness of customers to which they extend a credit commitment on a case-by-case basis and may require collateral to secure any credit extended. The amount of collateral obtained is based upon management’s credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment and income-producing commercial properties. Standby letters of credit and financial guarantees are conditional commitments issued by HTLF Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. At December 31, 2024, and at December 31, 2023, commitments to extend credit aggregated $3.89 billion and $4.62 billion, respectively, and standby letters of credit aggregated $47.7 million and $56.4 million, respectively.

Previously, HTLF entered into commitments to sell mortgage loans to reduce interest rate risk on certain mortgage loans held for sale and loan commitments, which were recorded in the consolidated balance sheets at their fair values. HTLF does not anticipate any material loss as a result of the commitments and contingent liabilities. Residential mortgage loans sold to others were predominantly conventional residential first lien mortgages originated under HTLF’s usual underwriting procedures and were most often sold on a nonrecourse basis. HTLF’s agreements to sell residential mortgage loans in the normal course of business, primarily to GSE’s, which usually required certain representations and warranties on the underlying loans sold, related to credit information, loan documentation, collateral, and insurability, which if subsequently are untrue or breached, could require HTLF to repurchase certain loans affected. HTLF had no repurchase obligation at both December 31, 2024 and December 31, 2023. HTLF had no new requests for repurchases during 2024 and 2023.

There are certain legal proceedings pending against HTLF and its subsidiaries at December 31, 2024, that are ordinary routine litigation incidental to business. While the ultimate outcome of current legal proceedings cannot be predicted with certainty, it is the opinion of management that the resolution of these legal actions should not have a material effect on HTLF’s consolidated financial position or results of operation.

FOURTEEN

STOCK-BASED COMPENSATION

Under its 2024 Long-Term Incentive Plan (the “Plan”), HTLF’s Compensation and Human Capital Committee, (the “Compensation Committee”), may grant non-qualified and incentive stock options, stock appreciation rights, stock awards, restricted stock, restricted stock units and cash incentive awards. The Plan was approved by stockholders in May 2024 and replaces the 2020 Long-Term Incentive Plan. The Plan has authorized a total of 2,460,000 shares of common stock for issuance, of which 1,484,189 shares of common stock were available as of December 31, 2024, for issuance of future awards to employees and directors of, and service providers to, HTLF or its subsidiaries.

The cost of each award is based upon its fair value estimated on the date of grant and recognized in the consolidated statements of income over the vesting period of the award. The fair market value of restricted stock and restricted stock units is based on the fair value of the underlying shares of common stock on the date of grant. Forfeitures are accounted for as they occur.

HTLF’s income tax expense included $178,000 and $123,000 of tax expense for the years ended December 31, 2024 and 2023 respectively, related to the vesting and forfeiture of equity-based awards.

Restricted Stock Units

The Plan permits the Compensation Committee to grant restricted stock units (“RSUs”). The time-based RSUs are generally granted in the first quarter of each year and represent the right, without payment, to receive shares of HTLF common stock at a specified date in the future. Generally, the time-based RSUs vest over three years in equal installments in March of each of the three years following the year of the grant.

The Compensation Committee has granted three-year performance-based RSUs, generally in the first quarter of each year. These performance-based RSUs will be earned based upon satisfaction of performance targets for the three-year performance period as defined in the RSU agreement. These performance-based RSUs or a portion thereof may vest after measurement of performance in relation to the performance targets.

The time-based RSUs may also vest upon death or disability, upon a change in control or upon a “qualified retirement” (as defined in the RSU agreement), and the three-year performance-based RSUs vest to the extent that they are earned upon death or disability or upon a “qualified retirement” (as defined in the RSU agreement) after measurement of performance.

All of HTLF’s RSUs will be settled in common stock upon vesting. Most RSUs granted after March 2023 accrue dividend equivalents, which are paid in cash without interest only upon vesting. Dividend equivalents with respect to RSUs forfeited are also forfeited. RSUs granted prior to March 2023 are not entitled to dividend equivalents.

A summary of the RSUs outstanding as of December 31, 2024, 2023 and 2022, and changes during the years ended December 31, 2024, 2023, and 2022, follows:

	2024		2023		2022
	Shares	Weighted- Average Grant Date Fair Value	Shares	Weighted- Average Grant Date Fair Value	Shares	Weighted- Average Grant Date Fair Value
Outstanding at January 1	466,105	$47.22	424,086	$46.15	389,885	$44.19
Granted	341,983	34.68	278,999	44.94	242,718	48.38
Vested	(205,759)	43.95	(183,511)	41.39	(159,880)	44.96
Forfeited	(76,701)	45.16	(53,469)	46.84	(48,637)	45.49

Outstanding at December 31	525,628	$40.63	466,105	$47.22	424,086	$46.15

Total compensation costs recorded for RSUs were $10.3 million, $9.0 million and $7.8 million, for 2024, 2023 and 2022, respectively. As of December 31, 2024, there were $8.2 million of total unrecognized compensation costs related to the Plan for RSUs which are expected to be recognized through 2027.

Stock Options

The plan provides the Compensation Committee the authority to grant stock options. There were no options granted in the years ended December 31, 2024 and 2023. During the year ended December 31, 2022, 64,518 options granted. Options granted generally vest over the first four years in equal installments on the anniversary date of the grant. The exercise price of the stock options granted is established by the Compensation Committee, but the exercise price may not be less than the fair market value of the shares on the date the options are granted.

The stock options may also vest upon death or disability, upon a change in control or upon a “qualified retirement” as defined in the stock option agreement.

A summary of the status of the stock options as of December 31, 2024, 2023, and 2022, and changes during the years ended December 31, 2024, 2023, and 2022 follows:

	2024		2023		2022
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at January 1,	58,066	$48.79	64,518	$48.79	—	$—
Granted	—	—	—	—	64,518	48.79
Exercised	(2,418)	48.79	—	—	—	—
Forfeited	(5,161)	—	(6,452)	—	—	—

Outstanding at December 31	50,487	48.79	58,066	48.79	64,518	48.79

Options exercisable at December 31,	24,030	$48.79	—	$—	—	$—

At December 31, 2024, the vested options have a weighted average remaining contractual life of 7.92 years. The intrinsic value for the vested options as of December 31, 2024, was $301,000. The intrinsic value for the total of all options exercised during year ended December 31, 2024, was $34,000. The total fair value of shares under stock options that vested during the year ended December 31, 2024, was $145,000. Total compensation costs recorded for stock options were $198,000, $221,000, and $167,000 for 2024, 2023, and 2022, respectively. As of December 31, 2024, there was $233,000 of total unrecognized compensation costs related to the Plan for options that are expected to be recognized through 2026.

Employee Stock Purchase Plan

HTLF maintains an employee stock purchase plan (the “ESPP”), which was adopted in May 2016 and replaced the 2006 ESPP, that permits all eligible employees to purchase shares of HTLF common stock at a discounted price as determined by the Compensation Committee. Under ASC Topic 718, compensation expense related to the ESPP of $177,000 was recorded in 2024, $192,000 was recorded in 2023, and $214,000 was recorded in 2022.

A maximum of 500,000 shares is available for purchase under the ESPP, and as of December 31, 2024, 135,959 shares remain available for purchase. Beginning with the 2020 plan year, the Compensation Committee authorized HTLF to make ESPP purchases semi-annually, and the purchases are to be made as soon as practicable on or after June 30 and December 31. For employee deferrals made in the 2024 plan year, shares purchased in 2024 totaled 35,578. For employee deferrals made in the 2023 plan year, shares purchased in 2023 totaled 60,583. For employee deferrals made in the 2022 plan year, shares purchased in 2022 totaled 49,169.

FIFTEEN

CAPITAL ISSUANCES

Common Stock

For a description of the issuance of shares of HTLF common stock in connection with the 2024 Long-Term Incentive Plan and the 2016 ESPP, see Note Fourteen, “Stock-Based Compensation.”

Shelf Registration

HTLF filed a universal shelf registration with the SEC to register debt or equity securities on August 8, 2022, that expires on August 8, 2025. This registration statement, which was effective immediately, provides HTLF the ability to raise capital, subject to market conditions and SEC rules and limitations, if HTLF’s board of directors decides to do so. This registration statement permits HTLF, from time to time, in one or more public offerings, to offer debt securities, subordinated notes, common stock, preferred stock, depositary shares, warrants, rights, units or any combination of these securities. The amount of securities that may have been offered was not specified in the registration statement, and the terms of any future offerings were to be established at the time of the offering.

SIXTEEN

REGULATORY CAPITAL REQUIREMENTS AND RESTRICTIONS ON SUBSIDIARY DIVIDENDS

HTLF Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on HTLF Bank’s financial statements. The regulations prescribe specific capital adequacy guidelines that involve quantitative measures of a bank’s assets, liabilities and certain off balance sheet items as calculated under regulatory accounting practices. Capital classification is also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require HTLF Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined).

The requirements to be categorized as well-capitalized under the Tier 1 leverage capital ratio is 4% for all banks. The minimum requirement to be well-capitalized for the Tier 1 risk-based capital ratio is 8%. The total risk-based capital ratio minimum requirement to be well-capitalized remained is 10%. Management believes, as of December 31, 2024 and 2023, that HTLF Bank met all capital adequacy requirements to which it was subject.

As of December 31, 2024 and 2023, the FDIC categorized HTLF Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based, Tier 1 common equity and Tier 1 leverage ratios as set forth in the following table. There are no conditions or events since December 31, 2024, that management believes have changed each institution’s category.

HTLF Bank’s actual capital amounts and ratios are also presented in the tables below, in thousands:

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2024
Total Capital (to Risk-Weighted Assets)
Consolidated	$2,334,764	16.89%	$1,106,059	8.00%	$1,382,574	10.00%
HTLF Bank	2,049,447	14.92	1,099,000	8.00	1,373,750	10.00
Tier 1 Capital (to Risk-Weighted Assets)
Consolidated	$1,929,484	13.96%	$829,544	6.00%	$829,544	6.00%
HTLF Bank	1,942,827	14.14	824,250	6.00	1,099,000	8.00
Common Equity Tier 1 (to Risk-Weighted Assets)
Consolidated	$1,818,779	13.16%	$622,158	4.50%	N/A
HTLF Bank	1,942,827	14.14	618,187	4.50	$892,937	6.50%
Tier 1 Capital (to Average Assets)
Consolidated	$1,929,484	11.15%	$692,349	4.00%	N/A
HTLF Bank	1,942,827	11.02	704,968	4.00	$881,210	5.00%

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2023
Total Capital (to Risk-Weighted Assets)
Consolidated	$2,237,035	14.53%	$1,231,972	8.00%	$1,539,965	10.00%
HTLF Bank	1,969,006	12.85	1,225,669	8.00	1,532,087	10.00
Tier 1 Capital (to Risk-Weighted Assets)
Consolidated	$1,800,542	11.69%	$923,979	6.00%	$923,979	6.00%
HTLF Bank	1,829,972	11.94	919,252	6.00	1,225,669	8.00
Common Equity Tier 1 (to Risk-Weighted Assets)
Consolidated	$1,689,837	10.97%	$692,984	4.50%	N/A
HTLF Bank	1,829,972	11.94	689,439	4.50	$995,856	6.50%
Tier 1 Capital (to Average Assets)
Consolidated	$1,800,542	9.44%	$763,309	4.00%	N/A
HTLF Bank	1,829,972	9.26	790,709	4.00	$988,386	5.00%

The ability of HTLF to pay dividends to its stockholders is dependent upon dividends paid by its subsidiaries. HTLF Bank is subject to certain statutory and regulatory restrictions on the amount it may pay in dividends. To maintain acceptable capital ratios for the HTLF Bank, certain portions of their retained earnings are not available for the payment of dividends. Retained earnings that could be available for the payment of dividends to HTLF totaled approximately $950.4 million as of December 31, 2024, under the most restrictive minimum capital requirements. Retained earnings that could be available for the payment of dividends to HTLF totaled approximately $675.7 million as of December 31, 2024, under the capital requirements to remain well capitalized.

SEVENTEEN

FAIR VALUE

HTLF utilizes fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. Securities carried at fair value, which include available for sale, trading securities and equity securities with a readily determinable fair value, and derivatives are recorded in the consolidated balance sheets at fair value on a recurring basis. Additionally, from time to time, HTLF may be required to record at fair value other assets on a nonrecurring basis such as loans held for sale, loans held to maturity and certain other assets including, but not limited to, mortgage servicing rights and other real estate owned. These nonrecurring fair value adjustments typically involve application of lower of cost or fair value accounting or write-downs of individual assets.

Fair Value Hierarchy

Under ASC 820, assets and liabilities are grouped at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. These levels are:

Level 1 — Valuation is based upon quoted prices for identical instruments in active markets.

Level 2 — Valuation is based upon quoted prices for similar instruments in active markets, or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.

Level 3 — Valuation is generated from model-based techniques that use at least one significant assumption not observable in the market. These unobservable assumptions reflect estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow models and similar techniques. The following is a description of valuation methodologies used for assets and liabilities recorded at fair value on a recurring or non-recurring basis.

Assets

Securities Available for Sale and Held to Maturity

Securities available for sale are recorded at fair value on a recurring basis. Securities held to maturity are generally recorded at cost. Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions. Level 1 securities include those traded on an active exchange, such as the New York Stock Exchange, as well as U.S. Treasury securities. Level 2 securities include U.S. government and agency securities, mortgage and asset-backed securities and private collateralized mortgage obligations, municipal bonds, equity securities and corporate debt securities. On a quarterly basis, a secondary independent pricing service is used for the securities portfolio to validate the pricing from HTLF’s primary pricing service.

Equity Securities with a Readily Determinable Fair Value

Equity securities with a readily determinable fair value generally include Community Reinvestment Act mutual funds and are classified as Level 2 due to the infrequent trading of these securities. The fair value is based on the price per share.

Loans Held for Sale

Loans held for sale are carried at the lower of cost or fair value on an aggregate basis. The fair value of loans held for sale is based on what secondary markets are currently offering for portfolios with similar characteristics. As such, HTLF classifies loans held for sale subjected to nonrecurring fair value adjustments as Level 2.

Loans Held to Maturity

HTLF does not record loans held to maturity at fair value on a recurring basis. However, from time to time, certain loans are considered collateral dependent and an allowance for credit losses is established. The fair value of individually assessed loans is measured using the fair value of the collateral. In accordance with ASC 820, individually assessed loans measured at fair value are classified as nonrecurring Level 3 in the fair value hierarchy.

Premises, Furniture and Equipment Held for Sale

HTLF values premises, furniture and equipment held for sale based on third-party appraisals less estimated disposal costs. HTLF considers third-party appraisals, as well as independent fair value assessments from realtors or persons involved in selling bank premises, furniture and equipment, in determining the fair value of particular properties. Accordingly, the valuation of premises, furniture and equipment held for sale is subject to significant external and internal judgment. HTLF periodically reviews premises, furniture and equipment held for sale to determine if the fair value of the property, less disposal costs, has declined below its recorded book value and records any adjustments accordingly. Premises, furniture and equipment held for sale are measured at fair value and are classified as nonrecurring Level 3 in the fair value hierarchy.

Derivative Financial Instruments

HTLF’s current interest rate risk strategy includes cash flow hedges and interest rate swaps. The valuation of these instruments is determined using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatilities. To comply with the provisions of ASC 820, HTLF incorporates credit valuation adjustments to appropriately reflect both its own nonperformance risk and the respective counterparty’s nonperformance risk in the fair value measurements. In adjusting the fair value of its derivative contracts for the effect of nonperformance risk, HTLF has considered the impact of netting any applicable credit enhancements, such as collateral postings, thresholds, mutual puts, and guarantees.

Although HTLF has determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with its derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by itself and its counterparties. However, as of December 31, 2024, and December 31, 2023, HTLF has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation of its derivatives. As a result, HTLF has determined that its derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.

Interest Rate Lock Commitments

HTLF uses an internal valuation model that relies on internally developed inputs to estimate the fair value of its interest rate lock commitments which is based on unobservable inputs that reflect management’s assumptions and specific information about each borrower. Interest rate lock commitments are classified in Level 3 of the fair value hierarchy.

Forward Commitments

The fair value of forward commitments is estimated using an internal valuation model, which includes current trade pricing for similar financial instruments in active markets that HTLF has the ability to access and are classified in Level 2 of the fair value hierarchy.

Other Real Estate Owned

Other real estate owned (“OREO”) represents property acquired through foreclosures and settlements of loans. Property acquired is carried at the fair value of the property at the time of acquisition (representing the property’s cost basis), plus any acquisition costs, or the estimated fair value of the property, less disposal costs. HTLF considers third-party appraisals, as well as independent fair value assessments from realtors or persons involved in selling OREO, in determining the fair value of particular properties. Accordingly, the valuation of OREO is subject to significant external and internal judgment. HTLF periodically reviews OREO to determine if the fair value of the property, less disposal costs, has declined below its recorded book value and records any adjustments accordingly. OREO is classified as nonrecurring Level 3 of the fair value hierarchy.

The tables below present HTLF’s assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2024, and December 31, 2023, in thousands, aggregated by the level in the fair value hierarchy within which those measurements fall:

	Total Fair Value	Level 1	Level 2	Level 3
December 31, 2024
Assets
Securities available for sale
U.S. treasuries	$7,970	$7,970	$—	$—
U.S. agencies	10,732	—	10,732	—
Obligations of states and political subdivisions	712,333	—	712,333	—
Mortgage-backed securities - agency	1,277,224	—	1,277,224	—
Mortgage-backed securities - non-agency	1,137,994	—	1,137,994	—
Commercial mortgage-backed securities - agency	58,019	—	58,019	—
Commercial mortgage-backed securities - non-agency	120,537	—	120,537	—
Asset-backed securities	103,272	—	103,272	—
Corporate bonds	110,069	—	110,069	—
Equity securities with a readily determinable fair value	22,208	—	22,208	—
Derivative financial instruments(1)	55,534	—	55,534	—

Total assets at fair value	$3,615,892	$7,970	$3,607,922	$—

Liabilities
Derivative financial instruments(1)	$55,534	$—	$55,534	$—

Total liabilities at fair value	$55,534	$—	$55,534	$—

(1)	Includes back-to-back loan swaps.

	Total Fair Value	Level 1	Level 2	Level 3
December 31, 2023
Assets
Securities available for sale
U.S. treasuries	$32,118	$32,118	$—	$—
U.S. agencies	14,530	—	14,530	—
Obligations of states and political subdivisions	741,245	—	741,245	—
Mortgage-backed securities - agency	1,393,629	—	1,393,629	—
Mortgage-backed securities - non-agency	1,529,128	—	1,529,128	—
Commercial mortgage-backed securities - agency	64,788	—	64,788	—
Commercial mortgage-backed securities - non-agency	514,858	—	514,858	—
Asset-backed securities	217,370	—	217,370	—
Corporate bonds	118,169	—	118,169	—
Equity securities	21,056	—	21,056	—
Derivative financial instruments(1)	84,904	—	84,904	—

Total assets at fair value	$4,731,795	$32,118	$4,699,677	$—

Liabilities
Derivative financial instruments(2)	$84,249	$—	$84,249	$—

Total liabilities at fair value	$84,249	$—	$84,249	$—

(1)	Includes embedded derivatives, back-to-back loan swaps and cash flow hedges.
(2)	Includes cash flow hedges, fair value hedges, back-to-back loan swaps and free-standing derivative instruments.

The tables below present HTLF’s assets that are measured at fair value on a nonrecurring basis, in thousands:

	Fair Value Measurements at December 31, 2024
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	(Gains)/ Losses
Collateral dependent individually assessed loans:
Commercial and industrial	$11,791	$—	$—	$11,791	$13,343
Owner occupied commercial real estate	1,974	—	—	1,974	—
Non-owner occupied commercial real estate	54,372	—	—	54,372	43,124
Real estate construction	13,410	—	—	13,410	3,112
Agricultural and agricultural real estate	9,253	—	—	9,253	9,269
Residential real estate	727	—	—	727	—

Total collateral dependent individually assessed loans	$91,527	$—	$—	$91,527	$68,848

Loans held for sale	$—	$—	$—	$—	$—
Other real estate owned	4,291	—	—	4,291	—
Premises, furniture and equipment held for sale	8,952	—	—	8,952	1,246

	Fair Value Measurements at December 31, 2023
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	(Gains)/ Losses
Collateral dependent individually assessed loans:
Commercial and industrial	$23,422	$—	$—	$23,422	$554
Owner occupied commercial real estate	30,400	—	—	30,400	—
Non-owner occupied commercial real estate	—	—	—	—	—
Real estate construction	642	—	—	642	—
Agricultural and agricultural real estate	4,768	—	—	4,768	5,309
Residential real estate	741	—	—	741	—

Total collateral dependent impaired loans	$59,973	$—	$—	$59,973	$5,863

Loans held for sale	$5,071	$—	$5,071	$—	$—
Other real estate owned	12,548	—	—	12,548	2,967
Premises, furniture and equipment held for sale	4,069	—	—	4,069	2,786

The following tables present additional quantitative information about assets measured at fair value on a recurring and nonrecurring basis and for which HTLF has utilized Level 3 inputs to determine fair value, in thousands:

	Fair Value at 12/31/24	Valuation Technique	Unobservable Input	Range (Weighted Average)
Premises, furniture and equipment held for sale	$8,952	Modified appraised value	Third-party appraisal Appraisal discount	(1) 0-10%(2)
Other real estate owned	4,291	Modified appraised value	Third-party appraisal Appraisal discounts	(1) 0-10%(2)
Collateral dependent individually assessed loans:
Commercial and industrial	11,791	Modified appraised value	Third-party appraisal Appraisal discount	(1) 0-10%(2)
Owner occupied commercial real estate	1,974	Modified appraised value	Third-party appraisal Appraisal discount	(1) 0-15%(2)
Non-owner occupied commercial real estate	54,372	Modified appraised value	Third-party appraisal Appraisal discount	(1) 0-10%(2)
Real estate construction	13,410	Modified appraised value	Third-party appraisal Appraisal discount	(1) 0-10%(2)
Agricultural and agricultural real estate	9,253	Modified appraised value	Third-party appraisal Appraisal discount	(1) 0%-15%(2)
Residential real estate	727	Modified appraised value	Third-party appraisal Appraisal discount	(1) 0-10%(2)

(1)

Third-party appraisals are obtained and updated at least annually to establish the value of the underlying asset, but the disclosure of the unobservable inputs used by the appraisers would not be meaningful because the range will vary widely from appraisal to appraisal.

(2)

Discounts applied to the appraised values primarily include estimated sales costs, but also consider the age of the appraisal, changes in local market conditions and changes in the current condition of the collateral.

	Fair Value at 12/31/23	Valuation Technique	Unobservable Input	Range (Weighted Average)
Premises, furniture and equipment held for sale	4,069	Modified appraised value	Third-party appraisal Appraisal discount	(1) 0-10%(2)
Other real estate owned	12,548	Modified appraised value	Third-party appraisal Appraisal discounts	(1) 0-10%(2)
Collateral dependent individually assessed loans:
Commercial and industrial	23,422	Modified appraised value	Third-party appraisal Appraisal discount	(1) 0-12%(2)
Owner occupied commercial real estate	30,400	Modified appraised value	Third-party appraisal Appraisal discounts	(1) 0-20%(2)
Non-owner occupied commercial real estate	—	Modified appraised value	Third-party appraisal Appraisal discounts	(1) 0-10%(2)
Real estate construction	642	Modified appraised value	Third-party appraisal Appraisal discount	(1) 0-10%(2)
Agricultural and agricultural real estate	4,768	Modified appraised value	Third-party appraisal Appraisal discount	(1) 0-10%(2)
Residential real estate	741	Modified appraised value	Third-party appraisal Appraisal discount	(1) 0-10%(2)

(1)

Third-party appraisals are obtained and updated at least annually to establish the value of the underlying asset, but the disclosure of the unobservable inputs used by the appraisers would not be meaningful because the range will vary widely from appraisal to appraisal.

(2)

Discounts applied to the appraised values primarily include estimated sales costs, but also consider the age of the appraisal, changes in local market conditions and changes in the current condition of the collateral.

The changes in fair value of the interest rate lock commitments, which are Level 3 financial instruments and are measured on a recurring basis, are summarized in the following table, in thousands:

	For the Years Ended
	December 31, 2024	December 31, 2023
Balance at January 1,	$—	$174
Total losses, net, included in earnings	—	(290)
Issuances	—	1,864
Settlements	—	(1,748)

Balance at period end	$—	$—

Gains included in net gains on sale of loans held for sale attributable to interest rate lock commitments held were $0 at both December 31, 2024, and December 31, 2023.

EIGHTEEN

REVENUE

ASC 606, Revenue from Contracts with Customers, requires revenue to be recognized at an amount that reflects the consideration to which HTLF expects to be entitled in exchange for transferring goods or services to a customer. ASC 606 applies to all contracts with customers to provide goods or services in the ordinary course of business, except for contracts that are specifically excluded from its scope. The majority of HTLF’s revenue streams including interest income, loan servicing income, net securities gain and losses, net unrealized gains and losses on equity securities, net gains on sale of loans held for sale, valuation adjustment on servicing rights, income from bank owned life insurance and other noninterest income are outside the scope of ASC 606. Revenue streams including service charges and fees, interchange fees on credit and debit cards, trust fees and brokerage and insurance commissions are within the scope of ASC 606.

Service Charges and Fees

Service charges and fees consist of revenue generated from deposit account related service charges and fees, overdraft fees, customer service fees and other service charges, credit card fee income, debit card income and other service charges and fees.

Service charges on deposit accounts consist of account analysis fees (i.e., net fees earned on analyzed business and public checking accounts), monthly service fees, check orders and other deposit account related fees. HTLF’s performance obligation for account analysis fees and monthly service fees is generally satisfied, and the related revenue recognized, over the period in which the service is provided. Check orders and other deposit account related fees, including overdraft fees, are largely transaction based, and therefore, the performance obligation is satisfied, and related revenue recognized, at a point in time. Payment for service charges on deposit accounts is primarily received immediately or in the following month through a direct charge to customers’ accounts.

Customer service fees and other service charges include revenue from processing wire transfers, bill pay service, cashier’s checks, and other services. HTLF’s performance obligation for fees, exchange, and other service charges are largely satisfied, and related revenue recognized, when the services are rendered or upon completion. Payment is typically received immediately or in the following month.

Credit card fee income and debit card income are comprised of interchange fees, ATM fees, and merchant services income. Credit card fee income and debit card income are earned whenever HTLF Bank’s debit and credit cards are processed through card payment networks such as Visa. ATM fees are primarily generated when a Bank cardholder uses an ATM that is not owned by one of HTLF’s Banks or a non-bank cardholder uses HTLF-owned ATM. Merchant services income mainly represents fees charged to merchants to process their debit and credit card transactions, in addition to account management fees.

Trust Fees

Trust fees are primarily comprised of fees earned from the management and administration of trusts and other customer assets. HTLF’s performance obligation is generally satisfied over time and the resulting fees are recognized monthly, based upon the average daily market value or month-end market value of the assets under management and the applicable fee rate. Payment is generally received a few days before or after month end through a direct charge to customers’ accounts. HTLF does not earn performance-based incentives. Optional services such as real estate sales and tax return preparation services are also available to existing trust and asset management customers. HTLF’s performance obligation for these transactional-based services is generally satisfied, and related revenue recognized, at a point in time (i.e., as incurred). Payment is received shortly after services are rendered.

Brokerage and Insurance Commissions

Brokerage commission primarily consists of commissions related to broker-dealer contracts. The contracts are between the customer and the broker-dealer, and HTLF satisfies its performance obligation and earns commission when the transactions are completed. The recognition of revenue is based on a defined fee schedule and does not require significant judgment. Payment is received shortly after services are rendered. Insurance commissions are related to commissions received directly from the insurance carrier. HTLF acts as an insurance agent between the customer and the insurance carrier. HTLF’s performance obligations and associated fee and commission income are defined with each insurance product with the insurance company. When insurance payments are received from customers, a portion of the payment is recognized as commission revenue.

The following presents noninterest income, segregated by revenue streams in-scope and out-of-scope of Topic 606, for the year ended December 31, 2024, 2023, and 2022, in thousands:

	For the Years Ended December 31,
	2024	2023	2022
In-scope of Topic 606
Service charges and fees
Service charges and fees on deposit accounts	$23,796	$21,037	$18,625
Overdraft fees	3,589	11,878	12,136
Customer service and other service fees	325	358	375
Credit card fee income	29,868	31,102	27,560
Debit card income	9,675	9,649	9,335

Total service charges and fees	67,253	74,024	68,031
Trust fees	21,213	20,715	22,570
Brokerage and insurance commissions	3,318	2,794	2,986

Total noninterest income in-scope of Topic 606	$91,784	$97,533	$93,587

Out-of-scope of Topic 606
Loan servicing income	$456	$1,561	$2,741
Capital markets fees	6,887	10,007	11,543
Securities losses, net	(21,144)	(141,539)	(425)
Unrealized gain (loss) on equity securities, net	539	240	(622)
Net gains on sale of loans held for sale	104	3,880	9,032
Valuation adjustment on servicing rights	—	—	1,658
Income on bank owned life insurance	4,837	3,771	2,341
Other noninterest income	9,490	3,621	8,409

Total noninterest income out-of-scope of Topic 606	1,169	(118,459)	34,677

Total noninterest income	$92,953	$(20,926)	$128,264

Contract Balances

HTLF does not typically enter into long-term revenue contracts with customers, and therefore, does not experience significant contract balances. As of December 31, 2024, 2023, and 2022, HTLF did not have any significant contract balances or capitalized contract acquisition costs.

NINETEEN

PARENT COMPANY ONLY FINANCIAL INFORMATION

Condensed financial information for Heartland Financial USA, Inc. is as follows:

BALANCE SHEETS (Dollars in thousands)

	December 31,
	2024	2023
Assets:
Cash and interest-bearing deposits	$213,838	$288,203
Investment in subsidiaries	2,098,977	1,971,014
Other assets	85,639	72,501

Total assets	$2,398,454	$2,331,718

Liabilities and Stockholders’ equity:
Borrowings	$298,661	$372,316
Accrued expenses and other liabilities	21,998	26,285

Total liabilities	320,659	398,601

Stockholders’ equity:
Preferred stock	110,705	110,705
Common stock	42,901	42,688
Capital surplus	1,102,084	1,090,740
Retained earnings	1,253,255	1,141,501
Accumulated other comprehensive loss	(431,150)	(452,517)

Total stockholders’ equity	2,077,795	1,933,117

Total liabilities and stockholders’ equity	$2,398,454	$2,331,718

INCOME STATEMENTS (Dollars in thousands)

	For the Years Ended December 31,
	2024	2023	2022
Operating revenues:
Dividends from subsidiaries	$90,000	$50,000	$142,500
Other	6,373	1,486	1,200

Total operating revenues	96,373	51,486	143,700
Operating expenses:
Interest	22,429	22,637	16,886
Salaries and employee benefits	5,016	4,610	7,225
Professional fees	11,556	8,807	11,594
Other operating expenses	7,383	9,287	10,474

Total operating expenses	46,384	45,341	46,179
Equity in undistributed earnings	106,817	57,799	98,983

Income before income tax benefit	156,806	63,944	196,504
Income tax benefit	14,795	15,976	15,676

Net income	171,601	79,920	212,180
Preferred dividends	(8,050)	(8,050)	(8,050)

Net income available to common stockholders	$163,551	$71,870	$204,130

STATEMENTS OF CASH FLOWS (Dollars in thousands)

	For the Years Ended December 31,
	2024	2023	2022
Cash flows from operating activities:
Net income	$171,601	$79,920	$212,180
Adjustments to reconcile net income to net cash provided by operating activities:
Undistributed earnings of subsidiaries	(106,817)	(57,799)	(98,983)
Decrease in accrued expenses and other liabilities	(4,633)	(17,090)	(8,946)
(Decrease) increase in other assets	(13,138)	23,335	(13,933)
Excess tax (expense) benefit from stock-based compensation	(178)	(123)	131
Other, net	12,398	11,537	9,958

Net cash provided by operating activities	59,233	39,780	100,407

Cash flows from investing activities:
Capital contributions to subsidiaries	—	—	—

Net cash used by investing activities	—	—	—

Cash flows from financing activities:
Proceeds from borrowings	—	—	—
Repayments of borrowings	(75,000)	—	—
Cash dividends paid	(59,501)	(59,151)	(54,249)
Proceeds from issuance of common stock	903	548	1,038

Net cash used in financing activities	(133,598)	(58,603)	(53,211)

Net (decrease) increase in cash and cash equivalents	(74,365)	(18,823)	47,196
Cash and cash equivalents at beginning of year	288,203	307,026	259,830

Cash and cash equivalents at end of year	$213,838	$288,203	$307,026

Supplemental disclosure:
Dividends declared, not paid	2,551	2,013	2,013
Net assets from dissolved subsidiary	—	883	—

TWENTY

LEASES

HTLF, as lessee, leases certain assets for use in its operations. Leased assets primarily include real estate property for retail branches, ATM locations and operations centers with terms extending through 2031. All HTLF’s leases are classified as operating leases. HTLF excludes leases with an original term of twelve months or less and equipment leases (deemed immaterial) on the consolidated balance sheets. HTLF leases some of its facilities to third parties and receives rental income from such lease agreements which is not significant.

The table below presents HTLF’s right-of-use (“ROU”) assets and lease liabilities as of December 31, 2024 and December 31, 2023, in thousands:

		As of December 31,
	Classification	2024	2023
Operating lease right-of-use assets	Other assets	$20,504	$25,859
Operating lease liabilities	Accrued expenses and other liabilities	22,322	29,333

The calculated amount of the ROU assets and lease liabilities in the table above are impacted by the length of the lease term and the discount rate used to present value the minimum lease payments. HTLF’s lease agreements often include one or more options to renew at HTLF’s discretion. If at lease inception, HTLF considers the exercising of a renewal option to be reasonably certain, HTLF will include the extended term in the calculation of the ROU asset and lease liability. HTLF utilizes its incremental borrowing rate at lease inception, on a collateralized basis, over a similar term. The variable lease cost primarily represents variable payments such as common area maintenance and utilities.

The table below presents the lease costs and supplemental information as of December 31, 2024, 2023, and 2022, in thousands:

		As of December 31,
Lease Cost	Income Statement Category	2024	2023	2022
Operating lease cost	Occupancy expense	$6,791	$7,768	$7,256
Variable lease cost	Occupancy expense	48	11	16

Total lease cost		$6,839	$7,779	$7,272

Supplemental Information
Noncash reduction of ROU assets	Occupancy expense	$254	$1,164	$32
Noncash reduction lease liabilities	Occupancy expense	—	—	10

Supplemental balance sheet information	As of December 31, 2024
Weighted-average remaining operating lease term (in years)	4.84
Weighted-average discount rate for operating leases	3.13%

Included in the noncash reduction of ROU assets in 2024 and 2023 are expenses related to lease modifications and ROU acceleration related to lease abandonments.

HTLF did not record any impairment on leases in 2024. HTLF recorded $63,000 of impairment on one lease in 2023, and $360,000 of impairment on one lease in 2022.

A maturity analysis of operating lease liabilities and reconciliation of the undiscounted cash flows to the total of operating lease liabilities as of December 31, 2024 is as follows, in thousands:

Year ending December 31,
2025	$5,664
2026	4,986
2027	4,332
2028	3,958
2029	3,424
Thereafter	1,700

Total lease payments	$24,064
Less interest	(1,742)

Present value of lease liabilities	$22,322